                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             Millipore Corporation
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             Millipore Corporation
               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

[MILLIPORE LOGO APPEARS HERE]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held April 22, 1999

To the Stockholders of
 Millipore Corporation

  The Annual Meeting of Stockholders of Millipore Corporation ("Millipore") for 1999 will be held at Millipore's Offices, 80 Ashby Road Bedford, Massachusetts 01730 on Thursday, April 22, 1999 at 11:00 a.m. local time, for the following purposes:

  1. To elect for a three-year term (expiring in 2002) the three Class III Directors;

  2. To consider and act upon a proposal to approve the adoption of the Millipore Corporation 1999 Stock Incentive Plan, as described in the accompanying proxy statement;

  3. To consider and act upon a proposal to approve the adoption of amendments to the Millipore Corporation 1995 Employees' Stock Purchase Plan, as described in the accompanying proxy statement;

  4. To consider and act upon a proposal to approve the adoption of the Millipore Corporation 1999 Stock Option Plan for Non-Employee Directors, as described in the accompanying proxy statement; and

  5. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Stockholders of record on the books of Millipore at the close of business on February 26, 1999 will be entitled to receive notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors
                                          John E. Beard, Clerk

Bedford, Massachusetts
March 19, 1999

  Whether or not you expect to attend the Annual Meeting in person, please complete, sign and return the enclosed Proxy promptly to assure your representation at the meeting.

                             MILLIPORE CORPORATION
                                 80 Ashby Road
                         Bedford, Massachusetts 01730
                                 781 533-6000

                               ----------------

                                PROXY STATEMENT

                              ------------------

  This Proxy Statement is being furnished to stockholders of Millipore Corporation (hereinafter "Millipore" or the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Millipore, and at any adjournments thereof. The meeting will be held at the offices of Millipore, 80 Ashby Road, Bedford, Massachusetts on Thursday, April 22, 1999 at 11:00 a.m. This solicitation of proxies is being made on behalf of Millipore by its Board of Directors. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about March 19, 1999.

  The Board of Directors of Millipore has fixed the close of business on February 26, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. As of February 26, 1999, there were approximately 44,000,000 shares of Millipore Common Stock issued, outstanding and entitled to vote. Each stockholder is entitled to one vote per share of Common Stock held by such stockholder on each matter submitted to a vote.

  All properly executed proxies will be voted at the meeting in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the persons named on the accompanying proxy to vote FOR the election of the nominees for Directors, FOR Items 2, 3 and 4 in the accompanying Notice of Proxy, and otherwise in the discretion of the proxies. A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted at the meeting by filing with the Clerk of Millipore an instrument revoking it, by submitting a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at a meeting will not, in and of itself, constitute revocation of a proxy.

  Millipore will bear the costs of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the Directors, officers and employees of Millipore, without additional compensation to them. Arrangements have been made with Corporate Investor Communications, Inc., to solicit proxies from brokerage houses, custodians, nominees and other fiduciaries and to provide for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons. It is estimated that the cost of such solicitation arrangements will be approximately $6,500 plus reimbursement of such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection with the forwarding of solicitation materials.

                          CONFIDENTIAL VOTING POLICY

  Millipore has in effect a Confidential Stockholder Voting Policy which is intended to encourage stockholders to cast votes on issues presented to them as stockholders without concern for the impact that their vote might have on their other relationships with Millipore, whether as employee, supplier, customer, or in any other capacity. The policy provides, among other matters, that Millipore will arrange for the tabulation of all stockholder votes by representatives of its transfer agent or by persons who are otherwise unaffiliated with Millipore and not in the employ of the Company. The persons who tabulate votes and who have custody of proxies, ballots and other voting materials have been instructed as to this policy of confidentiality and to handle all such materials (or to destroy them) in a way that does not reveal the identity and vote of any stockholder specifically, and have been asked to certify compliance with this policy at the completion of each meeting of stockholders.

  Millipore's Confidential Voting Policy does not interfere with the entitlement of its officers, employees and agents to seek the identity of those stockholders who have not voted for the purpose of encouraging them to do so.

  In the event of a proxy contest, or the like, Millipore need not abide by its policy of confidentiality unless the opposition similarly agrees to do so.

  Failure in any instance to conform to this policy shall not invalidate any ballot or proxy or otherwise affect any action taken by stockholders of Millipore.

  Millipore has retained BankBoston, N.A., its Transfer Agent, to tabulate the vote in connection with the matters to be acted upon at the Annual Meeting and has instructed the Bank as to the Company's Confidential Stockholder Voting Policy.

  The holders of a majority in interest of all stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. When any matter to be acted upon at the Annual Meeting requires, in accordance with the laws of the Commonwealth of Massachusetts, a favorable vote by stockholders who hold at least a majority of the Common Stock outstanding, both abstentions and broker "non votes" will be considered a vote "Against" the matter; when the matter to be acted upon requires only a favorable vote by stockholders who hold either a plurality or a majority of the shares present and eligible to vote at the meeting, abstentions will again be considered a vote "Against" the matter; but broker "non votes" will have no affect on the outcome, i.e., they will not be considered.

                     MANAGEMENT AND ELECTION OF DIRECTORS

  Millipore's By-laws provide for the division of the number of its Directors into three classes. The term of one class of Directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term (except with respect to Directors being elected to fill vacancies).

  Stockholders this year will be voting on the election of the three individuals identified as Class III Directors, whose terms will expire at the Annual Meeting of Stockholders in 2002. Each nominee in Class III is now a director of Millipore and was elected as such at the 1996 Annual Meeting of Stockholders, except for Ms. Chao, who was elected to the Board of Directors at its September 1998 meeting. In accordance with the Company's retirement policy for Directors, Charles D. Baker (a current member of the Class III Directors), will not be standing for re-election. All nominees have been designated as such by the Board of Directors based on the recommendations of the Governance and Public Policy Committee, none of the members of which is an employee of Millipore. The other six Directors will continue in office for the remainder of their terms as indicated below.

  Unless otherwise specified, the accompanying form of proxy will be voted for the election of the nominees listed below. A stockholder may withhold his or her vote from any nominee by notation of that fact on the enclosed proxy. All nominees have consented to being named herein and have agreed to serve if elected. If any such nominee should become unable to serve, a circumstance which is not anticipated, the proxies may be voted to fix the number of Directors at such lesser number as are available to serve, or for a substitute nominee designated by the Board of Directors.

  A favorable vote by stockholders who hold at least a plurality of the Common Stock of Millipore present or represented by proxy at the Annual Meeting and voting thereon is required for the election of the Class III Directors.

   Nominees for Election as Directors for Terms Expiring in 2002 (Class III)
-------------------------------------------------------------------------------



                Elaine L. Chao, 45, Distinguished Fellow, The Heritage
                Foundation

[PHOTO OF
ELAINE L. CHAO]
                  Ms. Chao received her A.B. degree in economics from Mount
                Holyoke College and an M.B.A. from the Harvard Business School. After business school, Ms. Chao joined Citicorp, New York, specializing in transportation finance. In 1983, she was selected as a White House Fellow to serve in the Office of Policy Development at The White House. After the White House, Ms. Chao returned to banking as Vice President of Syndications at BankAmerica Capital Markets Group, San Francisco, CA. In
1986 she was appointed Deputy Administrator of the Maritime Administration and subsequently Chairman of the Federal Maritime Commission in 1988. In 1989, Ms. Chao was appointed Deputy Secretary of the U.S. Department of Transportation. In 1991, she was appointed Director of the Peace Corps, the world's largest international volunteer organization, where she started the first Peace Corps programs in the former Soviet Union. In 1992, Ms. Chao was recruited to be President and Chief Executive Officer of United Way of America during its most severe crisis. Under her tenure, integrity and public confidence was restored to America's premier charitable organization. In 1996, Ms. Chao joined The Heritage Foundation, the premier policy research institute in Washington, D.C as a Distinguished Fellow. Ms. Chao is the recipient of numerous honors and awards for her professional accomplishments and community service. She is the recipient of eleven honorary degrees and serves on a number of nonprofit and corporate boards.

Member: Governance and Public Policy Committee
                                             First elected a Director:     1998

-------------------------------------------------------------------------------


                Maureen A. Hendricks, 47, Managing Director, Salomon Smith Barney, Inc.
[PHOTO OF
MAUREEN A. HENDRICKS]

                Mrs. Hendricks received her A.B. Degree from Smith College in 1973, and subsequently attended the Harvard Business School Program for Management Development (1980). In 1973, Mrs. Hendricks joined the New York investment banking firm of J.P. Morgan & Co., where she served in various management positions within the firm including International Financial Management (1980-1983); U.S. Banking Department (1984-1988) and
                Structured Finance (1988-1991). From 1991-1993, Mrs. Hendricks served as the senior manager of the firm's European Equities and Equity Derivatives business in London England, and was a Director of J.P. Morgan Securities Ltd. Mrs. Hendricks returned to New York to serve as the head of the firm's Global Debt Capital Markets and had responsibility for the firm's corporate fixed income activities in North America and was a Director of J.P. Morgan Securities, Inc. In March, 1996, Mrs. Hendricks was named Managing Director in charge of New Business Development of J.P. Morgan. In May, 1997 Mrs. Hendricks joined Salomon Brothers Inc. as Managing Director/Co-Head of Global Energy. With the acquisition of Salomon Brothers by The Travelers Group, she was named Co-Head of the Global Energy and Power Group of the combined Salomon Smith Barney, Inc. Mrs. Hendricks previously served on the Board of Directors of the Young Women's Christian Association (YWCA) of the U.S.A. and the New Jersey Shakespeare Festival.

Member: Audit and Finance Committee          First elected a Director:     1995

-------------------------------------------------------------------------------


               Thomas O. Pyle, 59, Independent Business Advisor and Corporate Director of Healthcare Organizations
[PHOTO OF
THOMAS O. PYLE]

                 Mr. Pyle attended Massachusetts Institute of Technology and later studied at the University of Oxford. From 1957-1965, Mr. Pyle served in various capacities in the television production and advertising industries. After receiving his M.B.A. from the Harvard Graduate School of Business Administration in 1967, Mr. Pyle joined the retailing industry and served in various capacities until 1969. From 1969-1972, Mr. Pyle was with the Boston Consulting Group, Inc., becoming a Vice President in
1971. In 1972, he joined Harvard Community Health Plan, Inc., and was Chief Executive Officer and a Director from 1978 to 1991. In 1992, he became Senior Advisor to the Boston Consulting Group, Inc. From October 1993 to September, 1994 Mr. Pyle served as Chief Executive Officer, MetLife HealthCare Management Corp., Inc., subsequent to which he rejoined the Boston Consulting Group, Inc. and served in his prior capacity as Senior Advisor until late 1997. Mr. Pyle served as a Director of Controlled Risk Insurance Company, Ltd.from 1976 (Chairman 1976-1989) and is currently a Director of a successor organization, Risk Management Foundation of the Harvard Medical Institutions. He serves as a director of several healthcare organizations including The Codman Group; Lincare Holdings, Inc; and Access Radiology Corporation.

Chairman: Governance and Public Policy Committee
                                             First elected a Director:     1987

                        DIRECTORS CONTINUING IN OFFICE
      Term Expiring at the 2000 Annual Meeting of Stockholders (Class I)

-------------------------------------------------------------------------------


               Mark Hoffman, 60, Independent Investor and Consultant
[PHOTO OF
MARK HOFFMAN]

               Mr. Hoffman received an undergraduate degree from Harvard College, a Masters degree in economics from Cambridge University and an M.B.A. from the Harvard Graduate School of Business Administration. In 1963, as an M.I.T. Fellow in Africa, Mr. Hoffman joined the East African Common Services Organization. In 1966, Mr. Hoffman joined International Finance Corporation (investment banking affiliate of the World Bank). From 1969 to 1974, Mr. Hoffman served as a Director of Hambros
Bank, Ltd., London, England. From 1975 to 1981, Mr. Hoffman was a Director, Senior Vice President and Chief Financial Officer of George Weston, Ltd., and was appointed President of its Resource Group in 1981. From 1982 until 1984, when he undertook his current activities as an independent investor and consultant, Mr. Hoffman served as Managing Director of Guinness Peat Group p.l.c., engaged through subsidiaries worldwide in merchant banking, insurance brokerage, leasing, property, energy and other management and financial service activities. Mr. Hoffman is currently Chairman of Cambridge Research Group Ltd., a development capital and technology transfer company in Cambridge, England and of Hamilton Lunn Holdings Limited, an independent advisory and investment firm. Mr. Hoffman also serves as a Director of George Weston Limited, Toronto; Advent International Corporation, Boston; and as Chairman of Hermes Lens Asset Management Limited and Guinness Flight Venture Capital Trust PLC, London.

Member: Management Development and Compensation Committee
                                             First elected a Director:     1976

-------------------------------------------------------------------------------


               John F. Reno, 59, Chairman, President and Chief Executive Officer, Dynatech Corporation
[PHOTO OF
JOHN F. RENO]

                 Mr. Reno received an undergraduate degree from Dartmouth
               College and an M.B.A. from Northwestern University. In 1964, Mr. Reno joined G. H. Walker & Co., an investment banking firm in New York City, and served in various capacities prior to becoming a partner in that firm. In 1974, Mr. Reno joined Dynatech Corporation, manufacturer of a diversified line of proprietary electronic microprocessor-based equipment, instruments and systems, as General Manager and President of the Cryomedical Division. He subsequently held a number of senior management positions, including Vice President for Corporate Development (1979); Senior Vice President for Corporate Development (1982); Executive Vice President
(1987) and President and Chief Operating Officer (1991). Mr. Reno assumed his current position as President and Chief Executive Officer in 1993. Mr. Reno has been a member of the Board of Directors of Dynatech since 1993, becoming Chairman of the Board in 1996. He is a Trustee and Vice-Chairman of the Boston Museum of Science and Chairman of the Nominating Committee. Mr. Reno is the founder of "A Better Chance" program for disadvantaged youths in Winchester, Massachusetts, and a Director of the Massachusetts Business Roundtable and the Massachusetts Telecommunications Council.

Chairman: Management Development and Compensation Committee
                                             First elected a Director:     1993

-------------------------------------------------------------------------------


               C. William Zadel, 55, Chairman, President and Chief Executive Officer, Millipore Corporation
[PHOTO OF
C. WILLIAM ZADEL]

               Mr. Zadel graduated from the United States Military Academy at West Point, N.Y., where he received a Bachelor of Science degree and his commission in the U.S. Marine Corps in 1965. He also received an M.B.A. from the University of Chicago. After completing his military service in 1969, Mr. Zadel joined Quaker Oats Co., a consumer products manufacturer, where he served in several management positions in that Company's personnel, manufacturing and marketing operations. From 1974, when he joined Johnson & Johnson, Co., until 1977, Mr. Zadel served in various management capacities with this manufacturer of medical and healthcare products and supplies. In 1977 Mr. Zadel became Manager of Corporate Strategic Planning for Abbott Laboratories, a pharmaceutical and diagnostic device manufacturer, assuming the position of General Manager of Abbott Medical Electronics Corporation in 1979. In 1983, he joined Corning Glass Works (now Corning Inc.), a manufacturer of laboratory science and specialty materials, as Vice President of Business Development, becoming Senior Vice President of Corning's Americas Operations in 1985. In 1986, Mr. Zadel became President and Chief Executive Officer of the Ciba Corning Diagnostics Corp. (the joint venture between Ciba-Geigy, a Swiss pharmaceutical company and Corning Inc., which became a wholly-owned subsidiary of Ciba-Geigy in 1989 and was acquired by Chiron Corporation in 1995). On February 20, 1996, Mr. Zadel was elected, effective April 1, 1996, Chairman, President and Chief Executive Officer of Millipore Corporation. Mr. Zadel currently serves on the Board of Directors of Kulicke and Soffa Industries, Inc. and Matritech, Inc. He is a trustee, and member of the Nominating and Marketing Committees of the Boston Museum of Science and a member of the American Business Conference. Mr. Zadel is Chairman of the Board of Directors of the Massachusetts High Technology Council (February 1999). He also served as Chairman of the Health Industry Manufacturers Association (1994-1995).

                                             First elected a Director:     1996

      Term Expiring at the 2001 Annual Meeting of Stockholders (Class II)

--------------------------------------------------------------------------------


               Robert C. Bishop, 56, President and Chief Executive Officer, AutoImmune, Inc.
[PHOTO OF
ROBERT C. BISHOP]

               Dr. Bishop received his undergraduate degree from the University of Southern California and an M.B.A. from the University of Miami, Florida. He received a Ph.D. degree in Biochemistry from the University of Southern California. In 1976, Dr. Bishop joined American Hospital Supply Corporation (AHSC), a manufacturer and distributor of health care products, and served in various research and development positions until 1981. Dr. Bishop subsequently held a number of senior management positions with AHSC including: Vice President, Planning and Business Development for Laboratory and International businesses (1981-1984); Vice President, General Manager of Operations, American BioScience Division (1984-1985) and Vice President, Planning and Business Development, Medical Sector (1985-1986). In 1986, Dr. Bishop joined Allergan, Inc., manufacturer of eye care and skin care products, as President of the Allergan Medical Optics Division, becoming Senior Vice President of Corporate Development in 1988. In 1989, he became President of the Allergan Pharmaceuticals Division and President of the Therapeutics Group in 1991. In 1992, Dr. Bishop assumed his current position as President and Chief Executive Officer of AutoImmune, Inc., a biopharmaceutical company; and is a member of the Board of Directors. He has been awarded several U.S. patents in the medical products field. Dr. Bishop serves as a member of the Board of Directors of Quintiles Transnational Corporation. He is also a member of the Emerging Companies Section Governing Board of the Biotechnology Industry Association.

Member: Audit and Finance Committee           First elected a Director:     1997

--------------------------------------------------------------------------------


               Samuel C. Butler, 69, Partner, Cravath, Swaine & Moore
[PHOTO OF
SAMUEL C. BUTLER]

               Mr. Butler received an A.B. degree from Harvard College, and an LL.B. degree from Harvard Law School where he served on the Harvard Law Review and was a recipient of the Sears Award. Mr. Butler served, in 1954, as law clerk to Mr. Justice Minton of the United States Supreme Court. In 1956, after serving in the U.S. Army, Mr. Butler joined the New York law firm of Cravath, Swaine & Moore, being elected a partner in 1960 and was its Presiding Partner from 1980 through 1998. He served as a trustee of Vassar College (1969-1977) and was a member of the Board of Overseers of Harvard College from 1982-1988 (President of the Board, 1986-1988). Mr. Butler is a trustee and Vice President of The Culver Educational Foundation and a member of the Board of Trustees of the New York Public Library. He is also a Director of Ashland Inc. and U.S. Trust Corporation.

Chairman: Audit and Finance Committee         First elected a Director:     1991

-------------------------------------------------------------------------------

               Robert E. Caldwell, 62, Retired Vice President and General Manager, Digital Semiconductor Division of Digital Equipment Corporation
[PHOTO OF
ROBERT E. CALDWELL]

               Mr. Caldwell received his B.S. and M.S. degrees in physics from Arizona State University. After serving in various engineering and product management positions: Dickinson Electronics (1966-
               1968) and Motorola, Inc. (1968-1975), Mr. Caldwell joined Fairchild Camera & Instrument Corporation, a semiconductor manufacturer, in 1975. He served in various management positions: Engineering Manager (1975-1979); Business Unit Manager (1979-1981) and General Manager of the Gate Array
Division of Fairchild (1981- 1983), and was granted two U.S. Patents for silicon wafer processing. In 1983, Mr. Caldwell joined Mostek Corporation, a supplier of semiconductor memory as Senior Vice President of the Diversified Products Division of Mostek, and served in that capacity until 1986. From 1986-1990, Mr. Caldwell served as Senior Vice President and General Manager of the Semiconductor Group of Siemens Components, Inc. manufacturer of electronic and electromechanical components. From 1990 until his retirement in September 1998, Mr. Caldwell served as Vice President and General Manager of Digital Semiconductor Division of Digital Equipment Corporation, supplier of networked computer systems, software and services.

Member: Management Development and Compensation Committee

                                             First elected a Director:     1996

Committees, Meetings and Fees of Directors

  The Millipore Board of Directors has three standing committees.

  The Audit and Finance Committee is responsible for recommending the selection of the independent accountants; reviewing the scope of and fees for services rendered as well as the results of the independent audit; reviewing matters relating to internal audit functions; establishing policy as to those services which may be performed by Millipore's principal independent accountants; reviewing Millipore's policies and procedures concerning business ethics and internal controls; and reviewing Millipore's annual reports. This Committee also reviews Millipore's short term and long term financial plans, and other matters concerning corporate finance as well as the financial position of the Trust for Millipore Corporation Invested Employee Plans in order to assure that sufficient provision has been made to meet the financial obligations of such plans. The Audit and Finance Committee met four times during 1998.

  The Governance and Public Policy Committee (formerly the Board Organization, Nominating and Public Policy Committee) recommends nominees for election as directors to the full Board of Directors. It also evaluates and makes recommendations with respect to the structure of the Board itself, the responsibilities and membership of the various Committees of the Board, and the role of the Board in relation to management. It also has oversight authority on corporate governance matters. In addition, it serves a public policy function, which includes consideration of questions of social responsibility. In its nominating capacity, this Committee considers recommendations for nominee candidates from other directors, management and stockholders. Stockholders wishing to submit candidates for consideration as nominees may do so by directing an appropriate letter and resume to Jeffrey Rudin, Vice President and General Counsel of Millipore. The Governance and Public Policy Committee held four meetings during 1998.

  The Management Development and Compensation Committee is composed of independent directors who are not officers or employees (or former officers or employees) of the Company and do not have "interlocking" or other relationships with Millipore that would detract from their independence as Committee members. It reviews the qualifications of Millipore's officers and nominates them for election by the full Board. It also fixes, subject to approval by the full Board, the annual compensation of the Chief Executive Officer and approves the compensation of all other elected officers. This Committee also considers compensation plans for management and administers Millipore's Management Incentive Plan and equity incentive plans. (See "Management Development Compensation Committee Report on Executive Compensation at Millipore.") It has responsibility for the periodic examination of Millipore's overall compensation structure. In its development capacity, it reviews organizational concepts, the development and promotion potential of Millipore's senior level of management as well as its long range personnel needs and its training and education activities. This committee met four times during 1998.

  During 1998, the Millipore Board of Directors held five meetings. Members of the Board of Directors received an annual retainer of $19,000, plus $1,000 for each Directors meeting attended. Directors serving as Chair of the committees received an additional $2,500 annual fee. Mr. Zadel receives no compensation, other than that listed in the Summary Compensation Table below, for service as a Director. All Directors attended at least 75% of the Board and relevant committee meetings held during 1998.

  Directors may elect to defer all or any portion of their fees into Millipore Common Stock deferred compensation phantom stock units by entering into agreements with the Company whereby fees otherwise payable for services as a director are transferred to the director's deferred compensation stock unit account

("deferred account"). Each agreement provides for the conversion of amounts held in the deferred account into that whole number of deferred compensation phantom stock units based upon 100% of the fair market value of Millipore Common Stock on the conversion dates (either quarterly or semiannually) specified by the agreement ("Purchased Units"). Dividends declared on Millipore Common Stock are also credited to the director's deferred account in the form of Purchased Units. (See Footnote (1) to table on p. 21.) Upon retirement or earlier termination of service from the Board of Directors, the Purchased Units in the director's deferred account are converted to cash equivalents, based upon a formula specified in the agreement, and distributed in cash to the director in annual installments over ten years, or in a lump sum payment in the event of a director's death prior to retirement.

  In addition to the compensation set forth above, "Eligible Directors" (those who are not employees of Millipore) received stock options to purchase shares of Millipore Common Stock under the terms of the 1989 Stock Option Plan for Non-Employee Directors (the "1989 Plan"). Mr. Zadel is not an Eligible Director. Under the terms of the 1989 Plan, each Eligible Director receives an option to purchase 4,000 shares of Millipore Common Stock on the date of his or her first election, and thereafter automatically receives an additional option to purchase 2,000 shares of Millipore Common Stock at the first Board of Directors meeting following an Annual Meeting of Stockholders. The exercise price of each option is 100% of the fair market value (as defined in the 1989
Plan) at the time the option is granted. Each option becomes exercisable in annual cumulative increments of 25% commencing on the first anniversary of the date of grant. In the event of a recapitalization, stock dividend, split-up or combination of shares, merger or consolidation, an appropriate adjustment in the option price and number of shares granted shall be made. Unless otherwise agreed to by the Company, upon termination of service as a Director, options held by the Eligible Director which are not then exercisable shall terminate, except that exercise of options after termination of service as a Director is provided for in cases where such service terminates as a result of incapacity or death and, with respect to options granted after December 1, 1997, the 1989 Plan has been amended to provide for the exercise of options after retirement (at the mandatory retirement age) of a Director from the Board of Directors.

  All shares reserved for issuance under the 1989 Plan have been depleted. In order to continue the program of attracting and retaining as Directors persons of substantial experience and knowledge, the Board of Directors voted to adopt the 1999 Stock Option Plan for Non-Employee Directors (the "1999 Plan") (see p. 32 ) and granted options to purchase 4,500 shares of Millipore Common Stock (net of option expirations), subject to stockholder approval of the 1999 Plan at the Annual Meeting.

Management Development and Compensation Committee Report on Executive Compensation at Millipore

  The Management Development and Compensation Committee of the Board of Directors ("the Committee") has furnished the following report on its policies and procedures with respect to determining compensation for Millipore's executive officers for 1998. The tables and textual information set forth following the report (pp.15-18) disclose such compensation for the five most highly compensated executive officers for 1998.

  In establishing the amount of compensation in all forms for the Chief Executive Officer ("CEO") as well as the other executive officers of the Company, the Committee operates pursuant to a set of written "Guiding Principles," most recently revised in late 1997 (see below). Operating pursuant to these Principles, the Committee annually establishes total targeted cash compensation (salary plus incentive payment expected to be earned if "target performance" (described below) is met) for the Chief Executive Officer and for the other executive officers as well. The total targeted cash compensation for the CEO is intended to be competitive with those of a group of companies to which Millipore compares itself in terms of pay levels of the CEO and which represent those kinds of companies to which it would look for executive talent (the "Comparables"). Total Cash Compensation is targeted near the midpoint of the total cash compensation paid to chief executive officers of the Comparables, taking into account an evaluation of the CEO's performance during the year. Total targeted cash compensation for substantially all of the other executive officers is simultaneously set within the same range by reference to data on officers of the Comparables with similar job responsibilities provided to Millipore by an outside consulting firm, and an evaluation of the particular officer's performance during the year. The CEO Comparables in effect in 1997 for compensation to be paid in 1998 were adjusted to reflect the revisions in the Guiding Principles in 1997. These Comparables are not all of the same companies that would be included in a peer group established to compare stockholder returns and are not the same companies included in the S&P Manufacturing-Diversified Industrial Index reflected in the performance graph on p. 14.

  Under the Management Incentive Plan which provides the variable portion of target cash compensation, levels of corporate performance are defined in relation to the corporate goals as "threshold" performance (minimum performance for which any incentive payment will be made); "target" performance (typically, the projected corporate performance); and "stretch" (a level of corporate performance considered to be outstanding). If corporate performance is below the target performance, but above the threshold, some incentive payment will be payable but not full target incentive payment; if corporate performance exceeds target, extra incentive payment will be payable. Target incentive opportunities ranged from 10% to 60% of base salary for participants (approximately 110 people in 1998) depending upon the participant's position and level of responsibility within the Company.

  The Committee approves the mix of corporate financial performance goals (including division and geographic financial performance goals for senior managers having divisional or geographic responsibilities) and individual performance goals that result in the actual incentive payment. Corporate financial performance comprises at least two thirds of the incentive payment entitlement of the CEO and those other executive officers with no particular divisional or geographical responsibility. Besides approving corporate and divisional goals, the Committee establishes personal goals for the CEO, and reviews the establishment by the CEO of the personal goals for the other executive officers.

  At the time of the submission of the annual corporate budget and based in part on the objectives reflected therein, the Committee reviews and approves for the subsequent year, the corporate performance goals and their respective "weights." At its December 1997 meeting, the Committee approved performance goals relating to growth in Sales, Contribution and Cash Flow for 1998. Growth in Sales was given the most "weight" and Contribution and Cash Flow were each given lesser weight. The Committee also established 1998 personal goals for the CEO which focused on sales growth, reinforcement of long-range strategic business plans, integration and consolidation of business operations, implementation of new product development processes and increase in shareholder value. Further, the Committee reviewed the establishment by the CEO of the personal goals for the other executive officers of the Company, which included long-range product and market development; human resource development and customer satisfaction programs; operating efficiencies and process improvements.

  In late 1997, the Committee, assisted by outside experts in executive compensation, reviewed the Company's compensation practices and adjusted the criteria for selection of the Comparables to include within that composite companies aligned with Millipore in terms of strategic direction, markets and industries served, and to which Millipore would also look for executive talent. As a result, the Guiding Principles were revised with respect to total targeted cash compensation (salary plus incentive payment) to be paid in 1998 and subsequent years to the CEO and the other executive officers. Upon review (in December 1997) of the base salaries paid to the chief executive officers of the Comparables, Mr. Zadel's base annual compensation for 1998 was fixed at $605,000. The difference from the base salary he received in 1997 ($550,000) resulted from analysis of data for other executive officers with similar job responsibilities and took into account the percentage increases awarded by the Comparables to their chief executive officers as well as an evaluation of his performance during the year. That portion (i.e., 60% of base salary) of Mr. Zadel's total targeted cash compensation dependent upon the Company meeting its targeted (projected corporate performance) goals, was adjusted over that of the prior year (50% in 1997). Adjustments in the base salaries and target incentive payout opportunities of substantially all of the other executive officers for 1998 resulted as well. After giving effect to the Guiding Principles as revised, the number of stock options granted to Mr. Zadel in December 1998 was 46,000 and the number of shares of Restricted Stock awarded, 10,000.

  In establishing the total compensation for the CEO and the other executive officers in December, 1998, equity compensation was determined in accordance with the Guiding Principles, as revised. In addition to non-qualified stock options, restricted stock was included as a component of total equity compensation as an incentive to align executive officers' interests with corporate performance goals and stockholder values, and to retain key employees of senior management who are in positions to make substantial contributions to the successful conduct of Millipore and its business. (Total equity compensation as a percentage of total cash compensation remained substantially the same as in prior years, with stock options being a major portion of such equity compensation.)

  Stock Options are a form of equity incentive whereby all value in the stock option is associated with an increase in share value. Options are granted at fair market value and become exercisable in cumulative increments of 25% per year on each of the first four anniversaries after the date of the grant and expire ten years after the date of the grant. "Restricted Stock" refers to stock which may be forfeited by the executive upon termination of employment within a specified period (usually four years) for any reason other than death, disability or retirement or with respect to restricted stock awarded in December 1997 and subsequent years, to allow, at the discretion of the Committee, for certain accelerated vesting of these shares if certain corporate financial conditions are satisfied. During the pendency of such restrictions, the employee is entitled to receive dividends and to vote the restricted stock.

  The number of stock options and restricted stock for each executive officer are determined by taking certain percentages of the total targeted cash compensation for the current year and dividing that amount by the fair market value per share at the time the options and restricted stock are granted. The percentages, which fall within a pre-set range, are set annually by the Committee for the CEO, and by the CEO (subject to approval of the Committee) for the other executive officers and depend in each case on subjective evaluation of the performance of the officer under consideration and, therefore, may vary from year to year. At the same time the Committee takes into account the total number of options and restricted stock previously granted which remain outstanding.

  As of December 31,1998, substantially all of the shares reserved for issuance under the 1995 Plan and the Restricted Stock Plan had been depleted (an aggregate of approximately 36,000 shares remained available for future grants under the plans). In order to continue the Company's stock incentive program and to provide for ease of administration of that program, the Board of Directors approved the adoption of the 1999 Stock Incentive Plan and authorized the reserve for issuance of 4 million shares of Millipore Common Stock thereunder, subject to stockholder approval at the Annual Meeting. If approved, the prior 1995 Combined Stock Option Plan and Long-Term Restricted Stock (Incentive) Plan will be terminated at that time and shares remaining available for future grants under the plans will be cancelled (see p. 23).

  At its meeting in February, 1999, the Committee reviewed the results of financial operations for 1998 and noted that corporate performance did not meet the threshold (minimum) performance goals for that year. Therefore, no payments were made under the Management Incentive Plan for the eligible group (see Summary Compensation Table, p. 15).

  The Management Incentive Plan provides that an award to any one participant cannot exceed $1 million in any one year. The Plan is a stockholders' approved "performance-based" plan under Section 162(m) of the Internal Revenue Code of 1986. Bonus awards under the Plan will be deductible even if they would raise total cash compensation above $1 million for any of the Company's senior executives named in the Summary Compensation Table, if the conditions for deductibility otherwise are met.

  The Committee tests the salary and option decisions which are made for the CEO and for the other executive officers of Millipore by reference to data furnished by outside compensation consultants. These tests involve comparison of short-term and long-term awards made by Millipore with similar awards made by companies in a number of different groups for which statistics are available. Millipore periodically reviews with the assistance of outside experts in executive compensation the method by which it sets both total cash and equity compensation for its executives. Reviews by the Committee prior to that of 1997 referred to above were undertaken in 1994 and 1991.

  The foregoing report has been furnished by the Management Development and Compensation Committee.

                                          John F. Reno, Chairman
                                          Robert E. Caldwell
                                          Mark Hoffman

Comparative Performance Graph

  The graph below compares the five-year cumulative total return, including the reinvestment of all dividends, starting from "100" on December 31, 1993 through December 31, 1998, among Millipore, the S&P 500 Index and the S&P Manufacturing-Diversified Industrial Index (including Millipore). It assumes $100 invested on December 31, 1993 in each of the two indices and in Millipore.



                             [GRAPH APPEARS HERE]

                                   Year End

  --------------------------------------------------------------------------------------------
                                               Dec. 93 Dec. 94 Dec. 95 Dec. 96 Dec. 97 Dec. 98
  --------------------------------------------------------------------------------------------
   S&P 500                                     100.00  101.32  139.40  171.40  228.59  293.91
  --------------------------------------------------------------------------------------------
   S&P Manufacturing-Diversified Industrials   100.00  103.51  145.76  200.88  239.21  277.25
  --------------------------------------------------------------------------------------------
   MIL                                         100.00  122.39  210.01  213.29  176.69  149.67
  --------------------------------------------------------------------------------------------

The information which forms the basis for the graph above has been provided by Standard & Poor's Compustat, a division of McGraw-Hill.

Executive Compensation

  The following table sets forth all cash compensation as well as certain other compensation paid or accrued through February 26, 1999, to each of the five most highly compensated key policy making executive officers for services rendered in all capacities to Millipore and its subsidiaries during each of Millipore's fiscal years ended December 31, 1998, 1997 and 1996.

                          Summary Compensation Table

                                                         Long Term
                          Annual Compensation*        Compensation **
                          ----------------------  ------------------------
                                                           Awards
                                                  ------------------------
Name and Principal                                Restricted  Securities
Position or Number in                                Stock    Underlying      All Other
Group                     Year Salary(1) Bonus(2)  Awards(3) Options(#)(4) Compensation(5)
---------------------     ---- --------  -------  ---------- ------------- --------------
C. William Zadel........  1998 $605,004  $     0   $283,125      46,000       $ 74,853
 Chairman, President and  1997  550,000  241,901    190,050      43,000         58,410
 Chief Executive Officer  1996  375,003  113,538    956,250     160,000         32,496

Douglas B. Jacoby.......  1998 $328,000  $     0   $ 92,263      23,300       $ 37,961
 Vice President           1997  288,456   76,122     69,572      15,300         33,060
                          1996  249,996   45,725          0      18,600         38,158

Hideo Takahashi.........  1998 $321,000  $     0   $ 94,847      22,900       $251,938
 Vice President and       1997  298,017   86,237     71,269      15,800        100,061
 President, Nihon         1996  295,753   78,144          0      12,700        171,661
 Millipore Ltd.

Francis J. Lunger.......  1998 $294,000  $     0   $ 86,353      20,900       $ 31,898
 Vice President and       1997  136,564   75,618     66,178      59,700         11,157
 Chief Financial Officer  1996      --       --         --          --             --
 and Treasurer (7/1/97--
 present)

Michael P. Carroll......  1998 $250,000  $     0   $ 73,613      20,700       $ 34,363
 Vice President           1997  200,004   90,301     49,209      10,600         23,240
                          1996  181,680   33,791          0      11,200         25,912

Footnotes to Summary Compensation Table

* Column captioned "Other Annual Compensation" (personal benefits and perquisites) has not been included, as compensation in the form of personal benefits for 1998 did not exceed the lesser of $50,000 or 10% of compensation (salary plus bonus) reported for executive officers individually.

** Column captioned "Payouts" has not been included because Millipore does not have any long term incentive plans.

(1) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code during the fiscal years specified. Amount of compensation set forth in 1996 for Mr. Zadel is for the nine-month period commencing April 1, 1996. Amount set forth for Mr. Lunger for 1997 is for the six-month period commencing with his election on July 1, 1997 as Vice President, Chief Financial Officer and Treasurer of Millipore. Amount set forth for Mr. Takahashi has been converted from local currency to U.S. dollars based on the foreign currency exchange rate for December 31 in each of the years indicated.

(2) Amounts set forth for 1996 and 1997 indicate amounts paid in 1997 and 1998, respectively, under the Management Incentive Plan for the achievement of corporate performance and personal goals in each of the prior years. No payments were made in 1999 as corporate performance goals were not achieved in 1998. (See "Management Development and Compensation Committee Report on Executive Compensation at Millipore.") Amount set forth in 1996 for Mr. Zadel is for the nine-month period commencing April 1, 1996. Amount set forth for Mr. Lunger for 1997 is for the six-month period commencing July 1, 1997. Amount set forth in 1997 for Mr. Carroll includes a one time payment of approximately $35,000 in recognition of his performing services as Chief Financial Officer of the Company, as well as President of Millipore Asia Ltd., during the six (6) month period ending June 30, 1997.

(3) The value of Restricted Stock is determined by multiplying the number of Restricted Shares awarded by the closing price of Millipore Common Stock on the effective date of the grant. On January 1, 1999, the following executive officers held the total number/current market value of Restricted Stock (including awards relating to compensation in 1998 and determined by multiplying the number of shares by the closing price of Millipore Common Stock on December 31, 1998 ($28.3125 per/share)): Mr. Zadel, 30,600/$866,363; Mr. Jacoby, 5,450/$154,303; Mr. Takahashi 5,450
    shares/$154,303; Mr. Lunger, 5,000 shares/$141,563 and Mr. Carroll, 4,050 shares/$114,666. Dividends are paid on Restricted Stock at the same rate as are paid to all stockholders.

(4) Stock options are granted by the Committee in December of each year and relate to the total cash compensation of the named executive officer for the current year. (See "Stock Options Granted in 1998" and "Management Development and Compensation Committee Report on Executive Compensation at Millipore.")

(5) Includes: (a) amounts contributed by the Company under its tax-qualified defined contribution profit sharing plan to Messrs. Zadel, Jacoby and Carroll of $10,632 each; (b) Company "matching" contributions on compensation deferred pursuant to its tax-qualified plan under Section 401(k) of the Internal Revenue Code of $1,250, $2,836 and $2,500 to Messrs. Zadel, Jacoby and Carroll respectively; (c) total amounts deferred under the Company's non-qualified supplemental defined contribution and savings plans to provide certain executives with benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under tax-qualified plans: $62,971, $24,493, $5,544 and $21,231, to
    Messrs. Zadel, Jacoby, Lunger and Carroll, respectively; and (d) amount accrued in a non-qualified deferred compensation account ($26,354) to provide Mr. Lunger with those benefits provided by the Company's defined contribution and defined benefit plans as if he had met the eligibility requirements for those plans for that period of time until he actually meets such requirements. Amounts included for Mr. Takahashi represent annual accruals by Nihon Millipore Ltd. for a retirement allowance under the Nihon Millipore Ltd. Retirement Plan. (See "Pension Plans" at p. 19.)

Stock Options Granted in 1998

  The following table shows, as to those executive officers of Millipore listed in the Summary Compensation Table (i) the number of shares of Millipore Common Stock, $1.00 par value, subject to stock options granted under the Millipore Corporation 1995 Combined Stock Option Plan ("1995 Plan") during the period January 1, 1998-December 31, 1998, (ii) the percentage that each grant represents of the total number of shares subject to stock options granted under the 1995 Plan to all employees during the period; (iii) the exercise price; (iv) the expiration date and (v) the present value per option at the date of grant (December 10, 1998) of the options granted using the Black-Scholes methodology. Under the 1995 Plan, no options may be granted to Directors who are not employees of Millipore.

                                          Individual Grants(1)
                         -------------------------------------------------------
                          Number of  % of Total
                         Securities   Options   Exercise             Grant Date
                         Underlying  Granted to  or Base               Present
                           Options   Employees    Price   Expiration    Value
          Name           Granted (#)  in 1998   ($/Share)    Date    ($8.240)(2)
          ----           ----------- ---------- --------- ---------- -----------
C. William Zadel........   46,000       5.35%   $28.9375  12/10/2008  $379,040
Douglas B. Jacoby.......   23,300       2.71%   $28.9375  12/10/2008   191,992
Hideo Takahashi.........   22,900       2.66%   $28.9375  12/10/2008   188,696
Francis J. Lunger.......   20,900       2.43%   $28.9375  12/10/2008   172,216
Michael P. Carroll......   20,700       2.40%   $28.9375  12/10/2008   170,568

(1) The 1995 Plan provides that all options shall be exercisable at a price of not less than 100% of the fair market value of Millipore Common Stock on the date of grant, subject to adjustment by the Board of Directors to reflect stock splits or stock dividends. Options become exercisable in annual cumulative increments of 25% commencing on the first anniversary of the date of grant and all options expire no later than 10 years after the date of grant. Unless otherwise agreed to by the Company or as may be otherwise provided by the 1995 Plan, options expire ninety days after termination of employment, except the 1995 Plan has been amended to provide automatically for continued vesting and ability to exercise stock options previously granted for a fixed period of time after retirement (at a certain age and with a certain number of years of service) from the Company. Options can be exercised by delivery of cash or shares of Millipore Common Stock having a fair market value on the date of delivery equal to the full purchase price. In the event of certain corporate transactions or a change in the composition of the Board of Directors giving rise to an "impending change of control" all options previously granted to executive officers become immediately exercisable (see "Executive Termination Agreements" at p. 20). As of December 1998, substantially all shares reserved for issuance under the 1995 Plan had been depleted. (See "Adoption of the Millipore Corporation 1999 Stock Incentive Plan," at p. 23.)

(2) The fair market value of each option granted is estimated on the date of the grant using the Black-Scholes model with the following assumptions in 1998: risk free interest rate of 4.50%; expected life of five years; expected volatility of 30% and expected annual dividend increase of $.04 per year.

Aggregated Option Exercises in Fiscal Year 1998 and December 31, 1998 Values of Unexercised Stock Options

  The following table shows, as to those executive officers of Millipore listed in the Summary Compensation Table above, information with respect to unexercised options to purchase Millipore Common Stock granted in 1998 and prior years under the 1995 Plan (and the predecessor 1985 Combined Stock Option Plan).

                                                        Number of
                                                        Securities     Value of
                                                        Underlying    Unexercised
                                                       Unexercised   In the Money
                                                        Options at    Options at
                            Shares                       12/31/98    12/31/98 (2)
                         Acquired on       Value      Exerciseable/  Exerciseable/
          Name           Exercise (#) Realized ($)(1) Unexerciseable Unexercisable
          ----           ------------ --------------- -------------- ------------- ---
C. William Zadel........        0               0         90,750/     $      0/0
                                                         158,250

Douglas B. Jacoby.......        0               0         95,175/     $585,331/0
                                                          48,525

Hideo Takahashi.........    7,600         $60,325         95,650/     $690,200/0
                                                          44,950

Francis J. Lunger.......        0               0         14,925/            0/0
                                                          65,675

Michael P. Carroll......        0               0         36,300/     $134,203/0
                                                          37,000

(1) Measured by the difference between the exercise price of the option and the fair market value of Millipore Common Stock on the date of exercise (prior to the payment of taxes).

(2) Measured by the difference between the closing market value of Millipore Common Stock on December 31,1998 ($28.3125 per share) and the exercise price of the option (prior to the payment of taxes).

Pension Plans

  The table below shows the estimated annual benefits payable in 1998 under the Retirement Plan and the Supplemental Plan. Retirement benefits shown are based upon retirement at age 65 and the payment of a single life annuity, to persons in the specified compensation and years of service categories:

                                    Estimated Annual Minimum Retirement Benefits
                                      for Indicated Years of Credited Service
                                   ----------------------------------------------
Average Earnings During                                                   30 (and
Five Highest Consecutive                                                   more
Years in Fifteen Years Prior                                               than
to Retirement                        15           20           25         30)(1)
----------------------------       -------      -------      -------      -------
         $125,000                   24,964       33,302       41,590       49,928
         $150,000                   30,402       40,556       50,649       60,803
         $175,000                   35,839       47,809       59,708       71,678
         $200,000                   41,277       55,063       68,767       82,553
         $225,000                   46,714       62,317       77,826       93,428
         $250,000                   52,152       69,570       86,884      104,303
         $300,000                   63,027       84,077      105,002      126,053
         $400,000                   84,777      113,092      141,238      169,553
         $450,000                   95,652      127,599      159,355      191,303
         $500,000                  106,527      142,106      177,473      213,053
         $550,000                  117,402      156,614      195,591      234,803
         $600,000                  128,277      171,121      213,709      256,553
         $650,000                  139,152      185,628      231,826      278,303
         $700,000                  150,027      200,135      249,944      300,053
         $750,000                  160,902      214,643      268,062      321,803
         $800,000                  171,777      229,150      286,160      343,553

(1) There is no additional benefit payable under the Retirement Plan for years of service in excess of 30.

  The Retirement Plan for Employees of Millipore Corporation ("Retirement Plan") is a tax-qualified defined benefit "floor" plan which is designed to coordinate with the benefits available to participants under the Company's tax-qualified defined contribution profit sharing plan ("Participation Plan") to provide certain retirement benefits to eligible employees. An eligible employee receives benefits under the Retirement Plan to the extent that the benefits under the Participation Plan are inadequate to provide the minimum level of benefits specified by the Retirement Plan. There is no deduction or offset from benefits payable to employees under the Retirement Plan for amounts employees receive from Social Security or other sources. The Retirement Plan provides a minimum level of benefits based on service and earnings prior to retirement (which earnings are computed in the same manner as the cash compensation amounts set forth in the Summary Compensation Table) with a reduction in the benefit formula for less than thirty years of service. The benefits set forth in the Table above represent the minimum level of benefits specified by the Retirement Plan formula (without any offset for the Participation Plan balance).

  Millipore also maintains a supplemental non-qualified excess benefit plan (the "Supplemental Plan"), to operate in conjunction with the Company's tax qualified plans (i.e., Retirement Plan, Participation Plan and Savings (section 401(k)) Plan) to provide certain "key" employees (approximately 15 persons) with the benefits such employees would otherwise be entitled to receive under the tax-qualified plans except for the limitations and restrictions imposed by the Internal Revenue Code (the "Code") limiting the amount of retirement benefits and deferred compensation that may be received under the Company's tax-qualified plans. The Supplemental Retirement and Participation Plans provide these employees with benefits equal to the benefits such employees would be entitled to receive under the terms of the tax-qualified Retirement and Participation Plans (see above) if the benefits payable from those plans were not limited by the provisions of the Code. The Supplemental Savings Plan allows for supplemental salary deferrals and employer "matching" contributions to those deferrals and contributions made under the tax-qualified savings plan investment options (including a "mirror image" of the Millipore Common Stock fund). Participant accounts in the "mirror image" stock fund are credited with deferred compensation stock units (in lieu of shares of Millipore Common Stock) on the last business day of each month, based on the average closing price of Millipore Common Stock during that month. Dividends payable on Millipore Common Stock are also credited to the "mirror image" stock fund as deferred compensation stock units. Executive Officers subject to
Section 16 of the Securities Exchange Act of 1934, as amended, may not effect an intraplan transfer of Millipore Common Stock (including deferred compensation stock units) more than once in any six month period. In the event of a Participant's termination of employment, distributions from the Supplemental Plan are made on the same basis as under the tax-qualified plans.

  Officers participate in the Retirement Plan on the same basis as other Millipore employees. As of December 31, 1998 full years of credited service under the Retirement Plan for certain officers were: Mr. Zadel--2 years; Mr. Jacoby--23 years, Mr. Lunger--1 year and Mr. Carroll--12 years. Mr. Takahashi, who is ineligible to participate in the Retirement Plan for U.S. employees, participates in the Nihon Millipore Directors Retirement Plan (the "Nihon Retirement Plan") for certain members of senior management (currently seven participants) of Nihon Millipore Ltd. Nihon Millipore Ltd. accrues amounts annually based on a percentage of the participant's annual salary. The Nihon Retirement Plan provides a basic retirement allowance for participants based on factors including final monthly salary, length of service and positions held within Nihon Millipore Ltd. during employment. Payments are made in one lump sum upon retirement.

Executive Termination Agreements

  Millipore has entered into agreements with Messrs. Zadel, Jacoby, Takahashi, Lunger and Carroll as well as three other executive officers and four senior managers, to provide them with certain severance benefits in the event of an actual or impending "Change of Control" of Millipore. In substance, a Change of Control shall be deemed to have occurred when any person becomes the beneficial owner, directly or indirectly, of 20% of Millipore's then outstanding Common Stock or if those members who constituted a majority of the Board of Directors cease to be so. An "Impending Change of Control" means any event or circumstances which gives rise to a threat or likelihood of a Change of Control, whether or not it is approved by Millipore's management or directors.

  The executive officers who have entered into agreements with Millipore will be provided with benefits in the event that their employment with Millipore is terminated pursuant to or following a Change of Control. Each agreement provides that if the executive officer remains in Millipore's employ for at least 6 months following an event giving rise to an Impending Change of Control and, pursuant to or following a Change of Control, the employment of the executive officer is terminated, the executive officer will then receive the severance benefits. Generally, these benefits include: a lump sum termination payment equal to two times the highest amount of target total cash compensation received in any twelve month period during the past 3 years (if such provisions had been triggered during 1998, the amounts payable to Messrs. Zadel, Jacoby, Takahashi, Lunger and Carroll would have been $1,693,810, $808,244, $794,420 $739,236 and $680,602, respectively), medical, dental and life insurance benefits, and a supplemental retirement benefit at age 65 for those executives whose tenure with Millipore at the time of such termination is less than that required under the Retirement Plan for full retirement benefits to make up either in whole or in part for any such shortfall. Further, in the event of an Impending Change of Control, options for purchase of shares of Common Stock become exercisable immediately; shares of restricted stock become free of any restrictions and executive officers are given the right to sell to Millipore all shares held (or acquired within 90 days following a Change of Control) at a price equal to the highest price paid within 90 days prior to the exercise of such right.

Ownership of Millipore Common Stock

Management Ownership of Millipore Common Stock

  The following table sets forth information concerning the number of shares of Millipore Common Stock, $1.00 par value, beneficially owned, directly or indirectly, as of February 26, 1999, by each Director or nominee; each of the five most highly compensated executive officers and all directors and executive officers as a group. This information is based on information provided by each Director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the Director, nominee or officer held sole voting and investment power over such shares.

                                                             Amount and
                                                             Nature of
                                                               Shares
                                                            Beneficially   % of
                    Name of Beneficial Owner                 Owned (1)     Class
                    ------------------------                ------------   -----
      Robert C. Bishop.....................................    3,864.8        *
      Samuel C. Butler.....................................   27,355.6        *
      Robert E. Caldwell...................................    5,769.8        *
      Michael P. Carroll...................................     50,000        *
      Elaine L. Chao.......................................        732        *
      Maureen A. Hendricks.................................   10,229.5        *
      Mark Hoffman.........................................     25,000        *
      Douglas B. Jacoby....................................    113,337        *
      Francis J. Lunger....................................     20,474        *
      Thomas O. Pyle.......................................   29,384.1        *
      John F. Reno.........................................   18,806.2        *
      Hideo Takahashi......................................    168,560        *
      C. William Zadel.....................................  159,982.8        *
      All Directors and Executive Officers as a Group
       (16 persons including those listed above):..........  726,032.8(2)

*None of these officers or directors owns as much as 1.0% of Millipore Common Stock.

(1) Included in the shares listed as beneficially owned are (i) shares subject to stock options under the Millipore Corporation 1989 Stock Option Plan for Non-Employee Directors which the following directors have the right to acquire within 60 days: Messrs. Hoffman and Pyle, 19,000 shares each; Mr. Butler 15,000 shares; Mr. Reno, 11,000 shares, Mrs. Hendricks, 6,000 shares, Mr. Caldwell,

    3,500 shares, and Mr. Bishop, 1,500 shares and (ii) shares subject to stock options under the Millipore Corporation 1995 Combined Stock Option Plan (and the predecessor 1985 Plan) which the following executive officers have the right to acquire within 60 days: Mr. Zadel, 120,750 shares; Mr. Jacoby, 95,175 shares; Mr. Takahashi, 95,650 shares; Mr. Lunger, 14,925 shares and Mr. Carroll, 36,300 shares. Included in the shares listed as beneficially owned are deferred compensation phantom stock units ("Purchased Units") credited to the deferred compensation accounts of the following directors:
    Mr. Bishop, 1,364.84 units; Ms. Chao, 732.04 units; Mr. Butler, 8,119.63 units; Mrs. Hendricks, 2,729.46 units; Mr. Pyle, 9,984.14 units and Mr. Reno, 5,806.17 units. Purchased units are payable only in cash upon the Director's retirement or earlier termination of service from the Board of Directors. (See "Committees, Meetings and Fees of Directors" at p. 9.) Also included are 1,172.8 deferred compensation phantom stock units and 549 deferred compensation phantom stock units credited to individual non-qualified deferred benefit accounts created by the Company for Messrs. Zadel and Lunger, respectively, to provide certain benefits under the Company's tax-qualified defined contribution, section 401(k) savings and non-qualified Supplemental Plan (see "Pension Plans" at p. 19) until such time as Messrs. Zadel and Lunger meet the eligibility requirements for participation in those plans. At that time, funds credited to the individual deferred benefit accounts are transferred to the Supplemental Plan and the deferred benefit accounts are terminated .

(2) Includes 510,625 shares subject to acquisition by Directors and Officers within 60 days through the exercise of stock options. The foregoing aggregate figure represents approximately 1.7% of the issued and outstanding stock on such date.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires Millipore's Directors and Officers and persons who own more than 10 percent of Millipore's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Millipore Common Stock. Millipore is required to disclose in its proxy statement any failure to file these reports by the required due dates. All of these filing requirements were satisfied, except for Mr. Takahashi who failed to file on a timely basis one Form 4 relating to two transactions. Millipore has relied solely on written representations of its Directors and Officers and copies of the reports they have filed with the Securities and Exchange Commission.

        ADOPTION OF THE MILLIPORE CORPORATION 1999 STOCK INCENTIVE PLAN

  Millipore has long believed that it is in the best interests of its stockholders to adopt incentive compensation programs which align key employees' interests with those of stockholders and which also help attract and retain employees who are in a position to make substantial contributions to the successful conduct of Millipore's business and affairs. To this end, Millipore has maintained in effect the 1995 Combined Stock Option Plan (the "1995 Plan") and the Long Term Restricted Stock (Incentive) Plan ("Restricted Stock Plan") whereby these goals are achieved by awarding stock options and restricted stock as incentive compensation.

  As of February 1999, substantially all of the shares reserved for issuance under the 1995 Plan and the Restricted Stock Plan had been depleted. In order to continue the Company's equity incentive program, the Board of Directors, at its February 1999 meeting, voted to adopt the Millipore Corporation 1999 Stock Incentive Plan (the "1999 Plan) and to reserve for issuance 4 million shares of Millipore Common Stock (as may be adjusted, see below), subject to stockholder approval at the Annual Meeting. The 1999 Plan will combine the features of the 1995 Plan and the Restricted Stock Plan, by providing for the issuance of "Awards" (stock options and restricted stock) to employees of the Company or its subsidiaries and other persons or entities (excluding non-employee directors of the Company) and thereby provide for ease of administration for awarding stock-based compensation.

  Upon approval by the stockholders of the 1999 Plan, the previously approved 1995 Plan and the Restricted Stock Plan will automatically be terminated and replaced and superseded by the 1999 Plan and shares authorized and reserved for future grants under the 1995 Plan and Restricted Stock Plan (an aggregate of approximately 36,000 shares of Common Stock), will be cancelled. Options granted or shares of restricted stock awarded under the prior plans will continue to remain outstanding under the terms thereof. The 1999 Plan provides for the reissuance of options to purchase shares currently outstanding under the 1995 Plan (approximately 2 million shares) and shares subject to restriction under the Restricted Stock Plan (approximately 125,000 shares) in the event that such options or shares are cancelled, terminated or forfeited under the terms of those plans.

  The following is a brief description of certain material features of the 1999 Plan, the full text of which appears as Exhibit A to this proxy statement.

Description of the 1999 Plan

  The purpose of the 1999 Plan is to continue to advance the interests of the Company and its subsidiaries by enhancing the Company's ability to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons or entities for such contributions and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares of the Company's Common Stock ("Common Stock").

  The 1999 Plan will become effective on the date of its approval by stockholders and Awards may be made under the 1999 Plan until ten years after the effective date, when the 1999 Plan will terminate. The maximum number of newly approved shares that may be issued under the 1999 Plan is 4 million of which no more than 1,000,000 shares of Common Stock may be issued pursuant to the exercise of stock options that qualify as "incentive stock options" under the provisions of Section 422A of the Internal Revenue Code of 1986 (the "Code") and no more than 250,000 shares may be issued as Restricted Stock.

  Eligibility. Awards may be made to employees of the Company and its subsidiaries and other persons or entities (excluding non-employee directors of the Company) who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries. In the past, the criteria for selecting employees eligible to receive options to purchase shares and/or restricted stock have typically included compensation guidelines as well as subjective factors. (There are approximately 485 employees (including executive officers) who currently participate in the 1995 Plan.)

  Terms and Conditions of Awards. Stock Options. The 1999 Plan provides for the grant of options to purchase shares of Millipore Common Stock which are intended to qualify as "incentive stock options" ("ISOs") under the Code, as well as "non-qualified" options which are not intended to so qualify. ISOs may be awarded only to Employees. The exercise price of any stock option granted under the 1999 Plan shall be determined by the Committee and may not be less than 100% of the Fair Market Value of Millipore Common Stock at the time of the grant except in certain limited circumstances involving options granted in acquisitions or other extraordinary transactions. In the case of ISOs, the exercise price may not be less than 110% of such Fair Market Value with respect to any such option granted to a participant who owns 10% or more of the outstanding Common Stock. "Fair Market Value" shall mean the closing price of Millipore Common Stock on the New York Stock Exchange on the day prior to the date of the grant (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the day prior to the date of grant, the next preceding day on which it is open or, if Millipore Common Stock is no longer listed on such Exchange, such term shall have the meaning provided by the terms of the 1999 Plan. The Fair Market Value of Millipore Common Stock on February 26, 1999 was $27.875 per share.

  The period within which each such option may be exercised cannot exceed ten years from the date of grant (five years with respect to an ISO granted to a ten percent stockholder as that term is defined in the 1999 Plan). Options are exercisable in full or in installments as provided by the terms of each option as determined by the Committee. The Committee may accelerate the time at which all or any part of an option may be exercised. Unless otherwise agreed to by the Committee, or as may otherwise be provided by the 1999 Plan, options expire ninety days after termination of employment except the 1999 Plan provides automatically for vesting and ability to exercise stock options previously granted for a fixed period of time after retirement (after a certain age and with certain years of service) from the Company. Payment of the exercise price of any option must be made in full at the time of exercise. Such payment must be in cash or in such other form as the Committee may approve.

  Restricted Stock. The 1999 Plan permits the grant of awards of Restricted Stock which entitle the recipient to acquire shares of Common Stock, subject to certain restrictions or conditions, for no cash consideration (if permitted by applicable law) or for such consideration as the Committee may determine. Generally, awards of Restricted Stock are subject to restrictions on transfer and subject to forfeiture unless specified conditions are met, such as continuous service with the Company, achievement of business objectives and achievement of individual, unit or Company goals and retirement from the Company. Subject to such restrictions, conditions and forfeiture provisions, any recipient of an award of Restricted Stock will have all the rights of a stockholder of the Company with respect to the Restricted Stock received, including the right to vote the shares and to receive dividends thereon.

  Administration of the 1999 Plan. The 1999 Plan is administered by the Management Development and Compensation Committee (the "Committee"), the members of which are all outside independent directors who are not eligible to participate in the 1999 Plan. Subject to the terms of the 1999 Plan, the Committee has the authority to select recipients of Awards, determine the size and type of Awards to be made and determine the terms, conditions and limitations on which Awards are made, including amendment of the terms and conditions of stock options previously granted. The Committee may delegate to senior officers of the Company who may also be directors of the Company certain duties under the Plan, except that only the Committee may designate and make grants to employees (i) who are subject to Section 16 of the Securities Exchange Act of 1934 or any successor statute ("Exchange Act"), including, without limitation, decisions on timing, amount and pricing of Awards, or (iii) whose compensation is covered by Section 162(m) of the Code. Under the 1999 Plan, the Committee will be authorized to make Awards in any calendar year of up to 250,000 shares of Common Stock to any participant other than the Chief Executive Officer and/or President of the Company and Awards of up to 500,000 shares of Common Stock to the Chief Executive Officer and/or the President of the Company.

  General Provisions Applicable to All Awards. No Awards made under the 1999 Plan (other than an Award in the form of an outright transfer of Common Stock) may be assigned, pledged or transferred by a recipient other than by will or by the laws of descent and distribution except that upon such conditions as may be approved by the Board of Directors, employees may give stock options to immediate family members or family trusts. In the event of a merger, consolidation, any sale of substantially all of the Company's assets or other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's Common Stock (except for certain transactions that do not involve a change in the holders of a majority of the outstanding shares of Common Stock by a single person), the Committee may, by the vote of a majority of the members thereof who are Continuing Directors (as defined in the 1999 Plan), provide that all outstanding options will become immediately exercisable and each outstanding share of restricted stock shall become free of all restrictions or, in lieu of the foregoing, may provide that such acquiring or surviving corporation grant replacement Awards. (See "Executive Termination Agreements" at p. 20).

  Shares authorized under the 1999 Plan may be allocated out of authorized but unissued or treasury shares. If any Award requiring exercise by the employee for delivery of Common Stock is cancelled or terminates without having been exercised in full, the number of shares of Common Stock as to which such Award was not exercised will be available for future Awards. Shares of Common Stock tendered by an employee or withheld by the Company to pay the exercise price of an option or to satisfy the tax withholding obligations of the exercise or vesting of an Award shall be available again for Awards under the 1999 Plan, but only to employees who are not subject to Section 16 of the Exchange Act. Shares of Restricted Stock forfeited to the Company in accordance with the 1999 Plan and the terms of the particular Award will be available for future Awards under the 1999 Plan.

  The Committee is required to make appropriate adjustments to outstanding awards to reflect stock dividends, stock splits and similar events. The Committee may at any time discontinue granting awards under the 1999 Plan. The Committee may amend or terminate the 1999 Plan, provided that no such action will be made without the approval of the stockholders of the Company, if such approval is required by Section 16 of the Exchange Act. Examples of actions which would require approval by stockholders include an increase in the maximum number of shares of Millipore Common Stock which can be issued under the 1999 Plan.

Federal Tax Aspects of the 1999 Plan

  Millipore receives no consideration for the grant of stock options. Under certain provisions of the Code, upon the exercise of Non-Qualified Stock Options an optionee will recognize ordinary taxable income in the amount of the excess of the fair market value of Millipore Common Stock on the date of exercise over the option price, and Millipore will be entitled to a tax deduction in the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

  By contrast, there is no taxable income realized by an optionee upon the exercise of an ISO. However, the amount by which the fair market value of the shares purchased exceeds the ISO option price will be an item of tax preference that may be subject to the alternative minimum tax on tax preference items, depending upon the optionee's individual tax situation. If the optionee does not dispose of the shares issued pursuant to the exercise of an incentive stock option within two years from the date of grant or within one year after the transfer of such shares to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company for federal income tax purposes.

  If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount, subject to applicable withholding requirements. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock. A disqualifying disposition in the year of exercise will eliminate the alternative minimum tax effect of the ISO.

  In 1993, the Code was amended to add Section 162(m) which places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to those of the Company's senior executive officers who are required to be named in the Summary Compensation Table. Certain performance-based compensation plans approved by stockholders are not subject to the deduction limit. The effect of stockholder approval of the 1999 Plan is to enable the Company to deduct compensation that could exceed $1,000,000 (which includes the grant of Awards under the 1999 Plan), if the conditions for deductibility are otherwise met.

Reasons for the Adoption of the 1999 Plan

  Management recommends voting in favor of the 1999 Plan because it provides a flexible and easily administered means by which the Company may grant equity-based compensation to its employees and others who can make a significant contribution to the Company. The 1999 Plan will replace the existing stock option and restricted stock plans under which the number of shares available for issuance is virtually depleted. If the 1999 Plan is not approved, there will not be sufficient shares reserved for issuance under the existing plans to permit continued granting of stock options and restricted stock awards. In addition, the goal of aligning management's interests with those of stockholders will not be achieved, and the Company will be at a significant disadvantage vis-a-vis its competitors and others in attracting and retaining talented and qualified employees.

  Further, stockholder approval of the 1999 Plan is necessary in order to insure that compensation issued under the 1999 Plan will continue to be deductible by the Company as provided by Section 162(m) of the Code. In the event stockholder approval is not obtained, Management will determine an appropriate course of action.

  A favorable vote by stockholders who hold at least a majority of the Common Stock of Millipore present or represented by proxy at the Annual Meeting and voting thereon is required for the adoption of the Millipore Corporation 1999 Stock Incentive Plan.

  [The Board of Directors recommends a vote FOR adoption of the Millipore Corporation 1999 Stock Incentive Plan.]

New Plan Benefits Table--1999 Stock Incentive Plan

  The following table sets forth awards made in 1998 under the 1995 Plan and the Restricted Stock Plan to the executive officers listed in the Compensation Table, to all executive officers as a group and to all employees as a group.

                                                No. of   Exercise     No. of
                                                Shares   Price of   Shares of
                                              Underlying   Stock    Restricted
                                                Stock     Options     Stock
              Name and Position                Options   ($/share)   Awarded
              -----------------               ---------- ---------  ----------
C. William Zadel.............................   46,000   $28.9375     10,000
 Chairman, President and Chief Executive
  Officer
Douglas B. Jacoby............................   23,300   $28.9375      3,400
 Vice President
Hideo Takahashi..............................   22,900   $28.9375      3,350
 Vice President and President, Nihon
  Millipore, Ltd.
Francis J. Lunger............................   20,900   $28.9375      3,050
 Vice President, Chief Financial Officer and
  Treasurer
Michael P. Carroll...........................   20,700   $28.9375      2,600
 Vice President
All current executive officers as a group (8
 persons)....................................  177,500   $28.9375     28,850
All employees (excluding executive officers)
 as a group (approximately 475 persons, of
 whom approximately 25 persons received
 restricted stock)...........................  701,730   $ 29.025*    23,400

*(weighted average exercise price /share)

              ADOPTION OF AMENDMENTS TO THE MILLIPORE CORPORATION

                      1995 EMPLOYEES' STOCK PURCHASE PLAN

  Millipore has maintained in effect an Employees' Stock Purchase Plan (the "Purchase Plan") for the benefit of all employees of Millipore and its subsidiaries. The Purchase Plan currently provides employees of Millipore and its subsidiaries a continuing opportunity, by means of payroll deductions, to purchase shares of Millipore Common Stock through a series of annual offerings of such shares at a price equal to 100% of Fair Market Value of Millipore Common Stock on the date of purchase. At its meeting in February 1999, the Board of Directors approved amendments to the Purchase Plan to permit the purchase of shares at a discount from the Fair Market Value on the date of purchase, and to increase the shares available for purchase under the Purchase Plan up to a maximum of 1,300,000 shares. Management believes that affording eligible employees the opportunity to acquire shares of Millipore Common Stock at a discount from the Fair Market Value through an Employees' Stock Purchase Plan will continue to provide employees with a performance incentive, encourage employee identification with Millipore's long-term goals and provide a valuable employee benefit.

  Following is a brief description of certain material features of the Purchase Plan as amended, the full text of which appears as Exhibit B to this proxy statement.

Description of the Purchase Plan, as amended

  The Purchase Plan affords eligible employees of the Company an opportunity to acquire shares of Common Stock of the Company at a discount from market price. The Purchase Plan, as amended, will become effective on the date of its approval by stockholders and purchases may be made under the Purchase Plan until May 2005 when the Purchase Plan will terminate.

  Eligibility. All employees of Millipore (and those employees of its subsidiaries who may participate on such terms and conditions as provided for by the Committee that are not inconsistent with this Purchase Plan) shall be granted purchase rights under the Purchase Plan. In 1998 approximately 2900 employees were eligible to participate in the Purchase Plan. Although executive officers are eligible to participate in the Purchase Plan, no executive officer participated in the Purchase Plan during the last fiscal year.

  Terms and Conditions of Offering. The Purchase Plan provides for annual offerings of Millipore Common Stock for a twelve month purchase period (an "Offering Period") commencing on the first of June of each year (the "Date of Offering"). Millipore Common Stock may be purchased during each Offering Period at the lesser of 85% of the "Fair Market Value"on the Date of Offering ("Offering Price") or 85% of Fair Market Value at the time a purchase is made ("Alternative Offering Price"). "Fair Market Value" is defined as the closing price for Millipore stock on the New York Stock Exchange on the composite tape on the last business day prior to the Offering Date, or if no such sale of the stock shall have been made on the New York Stock Exchange on that day, on the next preceding day on which there was a sale of such stock.

  Purchase rights granted under the Purchase Plan shall be in such form as the Committee may recommend and the Board of Directors shall approve, provided that all employees granted purchase rights shall have the same rights (except as otherwise provided by the Purchase Plan); no purchase right may permit the purchase of Millipore Common Stock under the Purchase Plan (and any similar plans of the Company or any subsidiary) at a rate which exceeds $25,000 in Fair Market Value of Common Stock for each Offering Period; and no employee may purchase stock in an amount which is greater than 10% of the employee's Compensation (as defined in the Purchase Plan). Further, any employee who, immediately after the grant of purchase rights is determined under the provisions of the Internal Revenue Code of 1986 (the "Code") to own five percent (5%) or more of Millipore Common Stock outstanding would not be eligible to participate in the Purchase Plan.

  Employees authorize payroll deductions (of not less than 1% nor more than 10% of Compensation) that are held in individual accounts. As of the last day of August, November, February and May during any Offering Period, the account of each participating employee is totaled and the Alternative Offering price determined. When a participating employee has sufficient funds to purchase one or more full shares at the lower of either the Offering Price or the Alternative Offering Price as of that date, the employee shall be deemed to have exercised those purchase rights to purchase such share or shares at the lower price and the employee's account shall be charged for the amount of the purchase.

  Administration of the Purchase Plan. The Purchase Plan is administered by a committee appointed by the Board of Directors. As of February 1, 1999, approximately 200,000 shares were available under the Purchase Plan. Any balance of unused shares under the Purchase Plan at the time of the completion of the current Offering Period will be offset against the 1,300,000. In no event will there be more than 1,300,000 shares reserved for issuance under the Purchase Plan, as amended. The Fair Market Value of Millipore Common Stock on February 26, 1999 was $27.875 per share. Shares authorized by the Purchase Plan are to be allocated out of authorized but unissued or treasury shares. If approved by the stockholders, the amendments to the Purchase Plan will take effect on June 1, 1999.

Federal Tax Aspects of Purchase Plan

  The Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code. Under current provisions of the Code, an employee who remains in the employ of Millipore and holds the shares acquired under the Purchase Plan for the longer of two years from the Date of Offering for those shares and one year from the date they were purchased, will not realize any taxable income upon the purchase of such shares. The employee's basis in stock acquired under the Purchase Plan, for the purpose of determining gain or loss on subsequent sales of such shares, will be the employee's purchase price, and any gain or loss upon sales occurring after twelve months following the purchase by the employee will be long-term capital gain or loss. In the event that an employee disposes of such shares sooner than the periods referred to above, the employee will recognize ordinary taxable income in an amount equal to the excess of the fair market value on the date of purchase over the purchase price. Millipore will not be entitled to any tax deduction in connection with the grant or exercise of purchase rights under the Purchase Plan unless an employee disposes of shares acquired under the Purchase Plan within the time periods described above, in which event Millipore will be entitled to a tax deduction (except that special rules under Section 162(m) of the Code govern deductibility with respect to senior executive officers) in an amount equal to the amount of ordinary income realized by the employee at the time of such disposition.

[No "New Benefits Table" for the 1999 Stock Purchase Plan has been included because officers, although eligible to participate, have not participated in the Purchase Plan and, accordingly, the Company is not able to make a reasonable determination as to participation by officers in the future.]

Reasons for the Adoption of Amendments to the Purchase Plan

  As noted above, Management believes that it is important that all employees be provided an opportunity to share in the growth in the equity value of Millipore. Stockholder approval is necessary to assure favorable tax treatment of stock purchases under the Stock Purchase Plan.

  A favorable vote by stockholders who hold at least a majority of the Common Stock of Millipore present or represented by proxy at the Annual Meeting and voting thereon is required for the adoption of amendments to the Employees' Stock Purchase Plan.

  The Board of Directors recommends a vote FOR adoption of amendments to the Employees' Stock Purchase Plan.

                       ADOPTION OF MILLIPORE CORPORATION

               1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

  Millipore has had in effect since 1989 the Stock Option Plan for Non-Employee Directors (the "1989 Plan") to align the interest of the recipient with those of stockholders, and more particularly to enable Millipore to attract and retain as Directors persons of substantial experience and knowledge. All shares reserved for issuance under the 1989 Plan have been depleted. In order to continue this equity incentive program, the Board of Directors adopted the 1999 Stock Option Plan (the "Plan"), and reserved 250,000 shares of Millipore Common Stock, $1.00 par value, for the exercise of non-qualified stock options granted thereunder, subject to stockholder approval. The terms of the Plan are substantially identical to the 1989 Plan. Prior to the expiration of the 1989 Plan, 4500 shares of Common Stock were granted under the 1999 Plan, subject to stockholder approval.

  Following is a brief description of certain material features of the Plan, the full text of which appears as Exhibit C to this proxy statement.

Description of the Plan

  Eligibility. Under the Plan, options to purchase up to 250,000 shares of Millipore Common Stock, $1.00 par value, may be granted to "Eligible Directors". An "Eligible Director" is a director who (i) is not an employee of Millipore, and (ii) is not a holder of more than five percent (5%) of the outstanding shares of Millipore Common Stock or a person who is in control of such holder. Of the current Directors, Mr. Zadel is not an Eligible Director. Each newly elected Eligible Director shall be awarded options covering 4,000 shares of Millipore Common Stock on the date of his or her first election. Following the initial grant, each Eligible Director shall automatically be awarded options to purchase 2,000 shares of Millipore Common Stock for each subsequent year of service as a director (provided such individual is then an Eligible Director) at the first Board of Directors meeting following the Annual Meeting of Stockholders (there are currently eight Eligible Directors). No members of management or other employees of Millipore are eligible to participate in the Plan.

  Terms and Conditions of Options. Options expire under the Plan no later than ten years after the date of grant. All options must be granted during the term of the Plan, but options so granted may extend beyond that date. The exercise price of each option shall be 100% of the "Fair Market Value" on the date of grant. "Fair Market Value" shall be defined as the closing price for Millipore Common Stock on the New York Stock Exchange as reported on the composite tape on the last business day prior to the date on which the option was granted, or if no sale of the stock shall have been made on the New York Stock Exchange on that day, on the next preceding day on which there was a sale of such stock. Each option shall become exercisable in annual cumulative increments of 25% commencing on the first anniversary of the date of grant. In the event of a recapitalization, stock dividend, split-up or combination of shares, the Plan provides that an appropriate adjustment in the option price and number of shares available for grant shall be made.

  In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company's outstanding stock, or in the event of the sale or transfer of substantially all of the Company's assets, all outstanding options shall terminate except that the Board of Directors may, prior to the consummation of such transaction, accelerate the vesting of such options pursuant to a formula provided under the 1999 Plan or, in lieu thereof, may provide that any surviving or acquiring corporation grant replacement options.

  Shares delivered under the Plan may be allocated out of authorized but unissued or treasury shares. As of February 26,1999, the fair market value for Millipore Common Stock, as quoted on the New York Stock Exchange was $27.875 per share.

  During the optionee's lifetime, options under the Plan are exercisable only by the optionee. Upon termination of an Eligible Director's service with Millipore, options held by the Eligible Director which are not then exercisable, shall terminate, except that exercise of options after termination of service as a director is provided for in cases where such service terminates on retirement or with the consent of Millipore or as a result of incapacity or death.

  Administration of the Plan. The Plan is administered by the Governance and Public Policy Committee of the Board of Directors (the "Committee"). Members of the Committee may participate in the Plan in accordance with its terms and shall be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

  The Committee may at any time discontinue granting options under the Plan, or may terminate the Plan as to any further grants of options; provided that no such amendment shall, without the approval of the stockholders of Millipore
(a) increase the maximum number of shares available under the Plan, (b) increase the number of options granted to Eligible Directors, (c) amend the definition of Eligible Director so as to enlarge the group of directors eligible to receive options under the Plan, (d) reduce the price at which options may be granted, or (e) change or extend the times at which options may be granted or impair the rights of any optionee under any option previously granted.

  Federal Tax Aspects of the Plan. Under current provisions of the Internal Revenue Code, non-qualified options do not result in taxable income to the optionee or in a tax deduction to Millipore at the time they are granted. Upon the date of exercise of non-qualified stock options, an optionee will recognize ordinary taxable income in the amount of the excess of the fair market value of Millipore stock on the date of exercise over the option price and Millipore will be entitled to a tax deduction in the same amount.

Reasons for the Adoption of the 1999 Stock Option Plan for Non-Employee
Directors

  As noted above, adoption of the Plan will help Millipore to continue to attract and retain as Directors persons of substantial experience and knowledge. In the event that stockholder approval is not obtained, management will consider the vote and the reasons therefor and will determine an appropriate course of action.

  A favorable vote by stockholders who hold at least a majority of the Common Stock of Millipore present or represented by proxy at the Annual Meeting and voting thereon is required for the approval of the Millipore Corporation 1999 Stock Option Plan for Non-Employee Directors.

  The Board of Directors recommends a vote FOR adoption of the Millipore Corporation 1999 Stock Option Plan for Non-Employee Directors.

New Plan Benefits Table--1999 Stock Option Plan for Non-Employee Directors

  The following table sets forth awards made in 1998 to each Eligible Director who is eligible to participate in the Plan, including shares subject to stockholder approval, and to all Eligible Directors who are not executive officers as a group under the Plan (no members of management or other employees of Millipore are eligible to participate in the Plan):

                                                              No. of
                                                              Shares   Exercise
                                                            Underlying Price of
                                                              Stock      Stock
                                                             Options    Options
                     Name of Director                        Granted   ($/share)
                     ----------------                       ---------- ---------
Robert C. Bishop..........................................     2,000    $35.625
Samuel C. Butler..........................................     2,000    $35.625
Robert E. Caldwell........................................     2,000    $35.625
Elaine L. Chao............................................     4,000    $20.75
Maureen A. Hendricks......................................     2,000    $35.625
Mark Hoffman..............................................     2,000    $35.625
Thomas O. Pyle............................................     2,000    $35.625
John F. Reno..............................................     2,000    $35.625
All Directors who are not executive officers as a group (8
 persons).................................................    18,000    $32.32*

*(weighted average exercise price/share)

Other Principal Holders of Millipore Common Stock

  As of February 26, 1999 the following persons are believed by Millipore to be the beneficial owners of more than 5% of Millipore Common Stock, Millipore's only class of voting securities.

                                                            Amount and
                                                             nature of   Percent
                                                            beneficial     of
           Name and address of beneficial owner              ownership    class
           ------------------------------------             -----------  -------
Capital Research and Management Company ("CRMC") .......... 3,140,000(1)   7.10%
 333 South Hope Street
 Los Angeles, CA 90071
GSB Investment Management, Inc. ("GSB") ................... 2,576,356(2)   5.91%
 301 Commerce Street
 Fort Worth, TX 76102
Manning & Napier Advisors, Inc. ........................... 5,748,978(3)  13.06%
 1100 Chase Square
 Rochester, NY 14604
Vanguard PRIMECAP Fund..................................... 2,820,000(4)   6.41%
 P.O. Box 2600
 Valley Forge, PA 19482

(1) CRMC, a registered investment adviser, has sole dispositive power (but not voting power) with respect to all shares and specifically disclaims beneficial ownership with respect to all shares.

(2) Of the shares reported as beneficially owned by GSB, a registered investment adviser, it has sole voting power with respect to 934,240 shares; sole dispositive power with respect to 2,440,266 shares; and shared dispositive power with respect to 136,090 shares.

(3) Of the shares reported as beneficially owned by Manning and Napier, a registered investment adviser, it has sole voting and sole dispositive powers over 5,281,853 shares and 5,748,978 shares, respectively.

(4) Of the shares reported as beneficially owned by Vanguard PRIMECAP, a registered investment company, it has sole power to vote and shared power to dispose of all shares.

  The foregoing information is based upon Schedule 13G reports filed with the Securities and Exchange Commission by the above beneficial owners in February, 1999.

                                  ACCOUNTANTS

  Since 1970, PricewaterhouseCoopers, L.L.P., or its predecessor independent public accountants, have reported on Millipore's annual financial statements, based on the recommendation of the Audit and Finance Committee of the Board of Directors. The Audit and Finance Committee has elected PricewaterhouseCoopers, L.L.P as Millipore's independent public accountants for fiscal 1998 and has also reviewed and approved the scope and nature of the services to be performed for Millipore by that firm. Representatives of PricewaterhouseCoopers, L.L.P. are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. See "Management and Election of Directors" for names of those Directors comprising the Audit and Finance Committee.

  Millipore's financial statements for 1998 were examined and reported upon by PricewaterhouseCoopers, L.L.P. In connection with this examination they also reviewed Millipore's Annual Report, its quarterly financial statements and its filings with the Securities and Exchange Commission, examined and reported upon the financial statements of Millipore's retirement plans, and provided consultation concerning the financial statement implications of various matters under consideration.

                             STOCKHOLDER PROPOSALS

  The deadline for receipt of stockholder proposals for inclusion in Millipore's 2000 Proxy Statement is November 27, 1999. To be included, all proposals must be in conformity with the rules of the Securities and Exchange Commission and must be received by Millipore at 80 Ashby Road, Bedford, Massachusetts 01730. Attention: Jeffrey Rudin, Vice President and General Counsel, on or before the foregoing date.

  The deadline for receipt of timely notice of stockholder proposals for submission to the Millipore 2000 Annual Meeting of Stockholders without inclusion in Millipore's 2000 Proxy Statement is February 10, 2000. Unless such notice is received by Millipore at 80 Ashby Road, Bedford, Massachusetts 01730, Attention Jeffrey Rudin, Vice President and General Counsel, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

                            FORM 10-K ANNUAL REPORT

  Stockholders may obtain without charge a copy of Millipore's Annual Report on Form 10-K for the year ended December 31, 1998, by writing to Geoffrey E. Helliwell, Director of Investor Relations, Millipore Corporation, 80 Ashby Road, Bedford, Massachusetts 01730.

                                OTHER BUSINESS

  The Board of Directors is not aware of any other business to come before the Annual Meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

                                          Millipore Corporation
March 19, 1999

                                                                    Exhibit "A"

                             MILLIPORE CORPORATION

                           1999 STOCK INCENTIVE PLAN

1. PURPOSE

  The purpose of this 1999 Stock Incentive Plan (the "Plan") is to advance the interests of Millipore Corporation (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons or entities for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares ("Shares") of the Company's common stock ("Stock").

  The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options and Restricted Stock, all as more fully described below.

2. ADMINISTRATION

  The Plan will be administered by the Management Development and Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Plan and its administration will comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule and will comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will determine the recipients of Awards, the times at which Awards will be made and the size and type or types of Awards to be made to each recipient and will set forth in such Awards the terms, conditions and limitations applicable to it. Awards may be made singly, in combination or in tandem. The Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee or the Board to make adjustments under
Section 12 or to amend or terminate the Plan under Section 16.

3. EFFECTIVE DATE AND TERM OF PLAN

  The Plan will become effective on the date on which it is approved by the stockholders of the Company. Grants of Awards under the Plan may be made prior to that date, subject to such approval of the Plan.

  The Plan will terminate ten years after the effective date of the Plan, subject to earlier termination of the Plan by the Board pursuant to Section
16. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN

  Subject to adjustment as provided in Section 11 below, (i) the maximum aggregate number of Shares of Stock that may be delivered for all purposes under the Plan shall be 4,000,000 and (ii) the maximum number of Options and Restricted Stock awarded to any Participant (as defined in Section 5 below) in any calendar year under the Plan shall be (x) 250,000 in the case of all Participants other than the Chief Executive Officer and/or President of the Company and (y) 500,000 in the case of the Chief Executive Officer and/or President of the Company. The maximum aggregate number of Shares of Stock which may be issued under the Plan pursuant to the exercise of ISOs (as defined in Section 7 below) shall be 1,000,000. The maximum aggregate number of Shares of Stock which may be issued under the Plan as Restricted Stock shall be 250,000.

  If any Award requiring exercise by the Participant for delivery of Stock is canceled or terminates without having been exercised in full, the number of Shares of Stock as to which such Award was not exercised will be available for future grants of stock. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations of the exercise or vesting of an Award shall be available again for Awards under the Plan, but only to Participants who are not subject to Section 16 of the Exchange Act. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan.

  Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional Shares of Stock will be delivered under the Plan and the Committee shall determine the manner in which fractional share value will be treated.

5. ELIGIBILITY AND PARTICIPATION

  Those eligible to receive Awards under the Plan ("Participants") will be persons in the employ of the Company or any of its subsidiaries ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, except that non-Employee directors of the Company or a subsidiary of the Company are not eligible to participate in this Plan. A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6. DELEGATION OF AUTHORITY

  The Committee may delegate to senior officers of the Company who are also directors of the Company (including, without limitation, the Chief Executive Officer and/or President) its duties under the Plan subject to such conditions and limitations as the Committee may prescribe, except that only the Committee may designate and make grants to Participants (i) who are subject to Section 16 of the Exchange Act or any successor statute, including, without limitation, decisions on timing, amount and pricing of Awards, or (ii) whose compensation is covered by Section 162(m) of the Code.

7. OPTIONS

  a. Nature of Options. An Option is an Award entitling the Participant to purchase a specified number of Shares at a specified exercise price. Both "incentive stock options," as defined in Section 422 of the Code (referred to herein as an "ISO") and non-incentive stock options may be granted under the Plan. ISOs may be awarded only to Employees.

  b. Exercise Price. The exercise price of each Option shall be determined by the Committee, but in the case of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the Fair Market Value of a Share at the time the ISO is granted; nor shall the exercise price of any other Option be less than 100% of the Fair Market Value of a Share at the time the Option is granted; provided, that, in no case shall the exercise price of an Option be less, in the case of an original issue of authorized Stock, than the par value of a Share. For purposes of this Plan, "Fair Market Value" shall mean, except as provided below, the closing price of a Share as reported on the New York Stock Exchange on the day prior to the date of the grant (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the day prior to the date of grant, the next preceding day on which it is open or, if the Shares are no longer listed on such Exchange, such term shall have the same meaning as it does in the case of ISOs. In the case of ISOs, the term "Fair Market Value" shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to ISOs. For purposes of this Plan, "ten-percent shareholder" shall mean any Employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

  c. Duration of Options. In no case shall an Option be exercisable more than ten years (five years, in the case of an ISO granted to a "ten-percent shareholder" as defined in (b) above) from the date the Option was granted.

  d. Exercise of Options and Conditions. Options granted under any single Award will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

  e. Payment for and Delivery of Stock. Full payment for Shares purchased will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form as the Committee may approve, including, without limitation, delivery of Shares of Stock.

8. RESTRICTED STOCK

  A Restricted Stock Award entitles the recipient to acquire Shares, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. The Award may be subject to such restrictions, conditions, and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer; continuous service with the Company; achievement of business objectives, and individual, unit and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award will have all the rights of a stockholder of the Company with respect to Shares of Restricted Stock, including the right to vote the Shares and the right to receive any dividends thereon. In the event of a Participant's death, any Restricted Stock previously awarded to him shall become free of restrictions, unless at the time of its initial grant the Committee has provided otherwise.

9. TRANSFERS AND TERMINATIONS

  a. No Award (other than an Award in the form of an outright transfer of Stock) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime will be exercisable only by the Participant or, in the event of a Participant's incapacity, his or her guardian or legal representative, except that with the approval of the Board of Directors (and upon such terms and conditions imposed by the Board) Participants may gift Options to immediate family members or family trusts.

  b. If and when an employee Participant shall cease to be an employee of the Company (or a subsidiary) any Award granted to him under this Plan shall, except as otherwise provided in this Section 9(b), terminate. During the 90 day period following the Participant's termination of employment, for reasons other than "cause", the Participant shall have the right to exercise any Options previously granted, vested and exercisable on the Participant's employment termination date. In the event an employee is terminated for "cause", any Option granted to him under this Plan shall terminate immediately.

  The Committee may provide for an optionee a special exercise period which will apply if his employment terminates due to retirement at normal retirement age (as defined in the Company's Retirement Plan) or he terminates his employment earlier with the consent of the Company (the "Special Exercise Period"). The Special Exercise Period will begin on the date of termination of employment and end on the date specified by the Committee, but in no event later than the earlier of the expiration date of the option or the fifth anniversary of the date of termination of employment. During such period the option will be exercisable to the extent it would have been exercisable had the Participant remained in the employ of the Company.

  With respect to non-incentive stock options granted under the Plan to employees, the Special Exercise Period shall apply without further consent of the Committee if a Participant's employment with the Company terminates after such Participant has attained age 62 and completed ten (10) years of Service (as defined in the Company's Retirement Plan) with the Company.

  Any question whether or when a Participant has retired or terminated his employment with the consent of the Company shall be determined by the Committee, and its determination shall be final.

  If a Participant dies while employed by the Company (or a subsidiary) or during a Special Exercise Period provided under this Section 9(b), his Option may be exercised in accordance with Section 10.

  Notwithstanding any other provision contained in this Plan, the Company shall have the right, but shall not be required, to repurchase from any employee who terminates his employment without the consent and approval of the Company, within six months of the exercise of any Option, the shares of the Company's Common Stock so purchased by said employee at their original (or exercise) price.

  c. In the event a Participant's employment with the Company terminates after such Participant has attained the age of 62 and completed ten (10) years of Service (as defined in the Company's Retirement Plan) with the Company, any Restricted Stock previously granted to him under the Plan shall become free of any and all restrictions.

  d. No award, nor anything contained in the Plan shall confer upon any participant any right to continue in the Company's employ or limit in any way the Company's right to terminate his employment at anytime. In no event shall the loss of profit or potential profit in any award constitute an element of damages in the event of termination of the employment relationship of the participant, even if the termination is in violation of an obligation of the Company or any of its subsidiaries.

10. DEATH OF PARTICIPANT

  a. Should a participant die while in the employ of the Company (or a subsidiary), or within a Special Exercise Period provided to him under Section 9, any Option held by him at death may be exercised by his estate, or by the person or persons designated in his last will and testament, as follows: In the case of death during employment, each Option will be exercisable until the earlier of the first anniversary of his death and the original expiration date of the Option to the extent the Option was exercisable by the participant at the time of death. In the case of death during a Special Exercise Period, each Option will be exercisable during the remainder of such period to the extent it would have been exercisable had the employee lived.

11. ADJUSTMENTS

  a. In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of Shares that may be delivered under the Plan and to any Participant under Section 4 above.

  b. In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of Shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

c.In the event that any option granted under the Millipore Corporation 1995 Combined Stock Option Plan, as amended, or any restricted stock awarded under the 1995 Long Term Restricted Stock (Incentive) Plan for Senior Management shall expire or terminate or be forfeited under said Plans, then, in that event, any such option or restricted stock shall be added to the number of Shares of Stock that may be delivered for all purposes under this Plan.

12. RIGHTS AS A STOCKHOLDER

  Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Shares.

13. CONDITIONS ON DELIVERY OF STOCK

  The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions or legends from Shares previously delivered under the Plan until, (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) if the outstanding Shares are at the time listed on any stock exchange, the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (c) all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel. If the sale of Shares has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer.

  If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

14. TAX WITHHOLDING

  The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and further to condition the obligation to deliver or vest Shares under this Plan upon the Participant's paying the Company such amount as it may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability by delivery of Shares with a Fair Market Value equal to such liability or by having the Company withhold from Stock delivered upon exercise of an Award, Shares whose Fair Market Value is equal to such liability.

15. MERGERS; ETC.

  In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding Stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding Options shall, if the Committee, so votes by a majority of the members of the Committee who are Continuing Directors (as defined below), become immediately exercisable and each outstanding share of Restricted Stock shall immediately become free of all restrictions and conditions. In that event, upon consummation of the Transaction, all outstanding Options shall terminate and cease to be exercisable.

  In lieu of the foregoing, if there is an acquiring or surviving corporation or equity, the Committee may, by vote of a majority of the members of the Committee who are Continuing Directors, arrange to have such acquiring or surviving corporation or entity or an Affiliate (as defined below) thereof grant to Participants holding outstanding Awards replacement Awards which, in the case of ISOs, satisfy, in the determination of the Committee, the requirements of Section 424(a) of the Code.

  The term "Continuing Director" shall mean any director of the Company who
(i) is not an Acquiring Person or an Affiliate of an Acquiring Person and (ii) either was (A) a member of the Board of Directors of the Company on the date hereof or (B) nominated for his or her initial term of office by a majority of the Continuing Directors in office at the time of such nomination. The term "Acquiring Person" shall mean, with respect to any Transaction, each Person who is a party to or a participant in such Transaction or who, as a result of such Transaction, would (together with other Persons acting in concert) own a majority of the Company's outstanding Common Stock; provided, however, that none of the Company, any wholly-owned subsidiary of the Company, any employee benefit plan of the Company or any trustee in respect thereof acting in such capacity shall, for purposes of this Section, be deemed an "Acquiring Person". The term "Affiliate", with respect to any Person, shall mean any other Person who is, or would be deemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. The term "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

16. AMENDMENTS AND TERMINATION

  The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan provided that, except for adjustments under Section 11 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award.

  The Board may amend, suspend or terminate the Plan except that no such action may be taken, without shareholder approval, which would effectuate any change for which shareholder approval is required pursuant to Section 16 of the Exchange Act.

17. PRIOR PLANS

  This Plan is intended to replace the Millipore Corporation 1995 Combined Stock Option Plan, as amended and the 1995 Long Term Restricted Stock (Incentive) Plan for Senior Management (collectively the "Prior Plans"), which Prior Plans shall automatically be terminated and replaced and superseded by this Plan on the date on which this Plan becomes effective, except that any option or restricted stock granted under the Prior Plans shall remain in effect pursuant to their terms.

18. MISCELLANEOUS

  This Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

                                                                    Exhibit "B"

                             MILLIPORE CORPORATION

                1995 EMPLOYEES' STOCK PURCHASE PLAN, AS AMENDED

  The purpose of the Millipore Corporation 1995 Employees' Stock Purchase Plan (the "Plan") is to provide employees of Millipore Corporation (the "Corporation") and its subsidiary corporations a continuing opportunity to purchase the Corporation's Common Stock (the "Common Stock") through annual offerings. 1,300,000 authorized but unissued or treasury shares of Common Stock in the aggregate may be reserved for this purpose by the Board of Directors of the Corporation. It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

  1. Administration. The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of no fewer than three members, some or all of whom may but need not be members of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Actions pursuant to the affirmative vote of a majority of the members of the Committee present at any meeting or pursuant to the written consent of a majority of the members of the Committee shall be valid action of the Committee. The interpretation and construction by the Committee of any provision of the Plan or of any purchase right granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any purchase right granted under it.

  2. Definitions. In addition to the definitions provided elsewhere in this Plan, the following terms shall have the meanings set forth below:

  "Date of Offering" shall be the first day of June in each year.

  "Parent corporation" and "subsidiary corporation" shall have the meanings set forth in Section 424(e) and (f) of the Code.

  "Compensation" means an employee's regular earnings, including payments for overtime, shift premium, commissions and bonuses; provided, however, it shall not include payments made pursuant to the Corporation's Management Incentive Plan.

  "Working Day" means a day other than a Saturday, Sunday or scheduled holiday.

  3. Eligibility. All regular employees of the Corporation (and those employees of its subsidiaries who may participate on such terms and conditions, not inconsistent with this Plan, as provided for by the Committee) shall be granted purchase rights under the Plan to purchase Common Stock. Subject to the terms and conditions of this Plan, each eligible employee shall be granted a purchase right effective on the next succeeding Date of Offering. In no event may an employee be granted a purchase right if such employee, immediately after the purchase right is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of its parent corporation or subsidiary corporation. For purposes of determining stock ownership under this paragraph, Section 424(d) of the Code shall apply and stock which the employee may purchase under the outstanding purchase rights shall be treated as stock owned by the employee. For purposes of this Section 3, the term "employee" shall not include an employee whose customary employment is not more than five
(5) months in any calendar year.

  4. Offerings. The Corporation will make one annual offering to employees to purchase stock under the Plan. The terms and conditions for the offering shall specify the amount of stock that may be purchased thereunder and shall include an Offering Period of 12 months duration commencing with the Date of Offering.

  5. Accrual Limitation. No offering shall be effective to grant to any employee a purchase right which permits his rights to purchase stock under all "employee stock purchase plans" of the parent or any subsidiary corporation to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time.

For purposes of this paragraph:

  (A) the right to purchase stock under a purchase right accrues when the purchase right (or any portion thereof) is granted during the calendar year;

  (B) a right to purchase stock which has accrued under one purchase right granted pursuant to the Plan may not be carried over to any other purchase right.

  6. Stock. The stock subject to the purchase rights shall be shares of the Corporation's authorized but unissued or treasury shares. The aggregate number of shares which may be issued under all purchase rights granted under this Plan shall not exceed 1,300,000 shares of Common Stock.

  7. Terms and Conditions of Purchase Rights. Purchase rights granted pursuant to the Plan shall be in such form as the Committee may from time to time recommend and the Board of Directors shall from time to time approve, provided that all employees granted purchase rights shall have the same rights and privileges (except as otherwise provided by this Plan) and provided further that such purchase rights shall comply with and be subject to the following terms and conditions:

  (a) Number of Shares. Each purchase right granted thereunder shall provide that the grantee may purchase shares of Common Stock, as specified in each offering, provided, however, no purchase right may permit the purchase of stock in excess of the amounts set forth in Section 5. In addition, no employee may purchase stock in an amount which is greater than 10% of his Compensation.

  (b) Price. Each purchase right shall state that the price per share shall be an amount equal to the lower of: (a) 85% of the fair market value of each share of Common Stock on the Date of Offering (the "Offering Price"); or (b) 85% of the fair market value of each share at the time of exercise (the "Alternative Offering Price").

  8. Participation. An eligible employee may participate in this Plan by making an election (prior to the Date of Offering). The election will authorize regular payroll deductions from the employee's compensation during the Offering Period.

  9. Deductions. The Corporation will maintain payroll deduction accounts for all participating employees. With respect to any offering made under this Plan, an employee may authorize a minimum payroll deduction of 1% up to a maximum of 10% of his Compensation during the Offering Period.

  10. Deduction Changes. An employee may at any time increase or decrease his or her payroll deduction. The change may not become effective sooner than the next pay period.

  11. Withdrawal. An employee may for any reason withdraw from continued participation in an offering, in which event any monies previously deducted and not used to purchase Common Stock under this Plan shall be returned to him or her.

  12. Purchase of Shares. As of the last day of August, November, February and May during any offering, the account of each participating employee shall be totaled and the Alternative Offering Price determined. When a participating employee shall have sufficient funds in his account to purchase one or more full shares at the lower of either the Offering Price or the Alternative Offering Price as of that date, the employee shall be deemed to have exercised his purchase rights to purchase such share or shares at such lower price; his account shall be charged for the amount of the purchase; and shares shall be credited to the employee's account at Salomon Smith Barney (or such other broker as may be designated by the Corporation) within a reasonable period following August 31, November 30, February 28/29 and May 31 of each Offering Period year, for such number of shares as his or her payroll deductions have purchased during the quarter ending on such dates. Subsequent shares covered by the employee's purchase right will be purchased in the same manner, whenever sufficient funds have again accrued in the employee's account. Payroll deductions may be made under each offering to the extent authorized by the employee, subject to the maximum and minimum limitations imposed for such offering. A separate employee account will be maintained with respect to each offering. If an employee does not accumulate sufficient funds in his or her account to purchase a share by the end of the Offering Period, he/she will thereupon be deemed to have withdrawn from the offering to the extent of the unfunded shares and the balance of the amount in the account will be refunded, unless the employee continues in the Plan during the next Offering Period.

  13. Registration of Certificates. Certificates will be registered only in the name of the employee, unless the employee completes and forwards a Transaction Order Form to Salomon Smith Barney (or such other broker designated by the Corporation) instructing that the certificate(s) be issued in the employee's name jointly with a member of his or her family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in his or her name as tenant in common with a member of his or her family, without right of survivorship.

  14. Rights as a Stockholder. None of the rights or privileges of a stockholder of the Corporation shall exist with respect to shares purchased under the Plan unless and until certificates representing such full shares have been issued.

  15. Termination of Employment Except by Death. In the event that an employee is terminated by the Corporation or by any of its subsidiaries for any reason other than death, such former employee shall be deemed to have withdrawn from the Plan and any monies in his account will be returned to him.

  16. Death of Grantee and Transfer of Purchase Right. If an employee shall die while in the employ of the Corporation or any of its subsidiaries and shall not have fully exercised a purchase right, the purchase right will be exercised in accordance with this Plan.

  17. Purchase Rights Not Transferable. Purchase rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

  18. Application of Funds. All funds received or held by the Corporation under this Plan may be used for any corporate purpose.

  19. Adjustment in Case of Changes Affecting Common Stock. In the event of subdivision of outstanding shares of Common Stock, or the payment of a stock dividend with respect to the Common Stock of 10% or more, the number of shares reserved or authorized to be reserved under this Plan, including shares covered by outstanding grants to participating employees, shall be increased proportionately, and the Offering Price for each participant at such time reduced proportionately, and such other adjustment shall be made as may be deemed equitable by the Committee or by the Board of Directors. In the event of any other change affecting the Common Stock such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

  20. Amendment of the Plan. The Board of Directors may at any time, or from time to time, amend this Plan in any respect, except that no amendment shall be made without the approval of the stockholders of the Corporation (i) increasing or decreasing the number of shares to be reserved under this Plan or (ii) decreasing the purchase price per share.

  21. Termination of the Plan. The Plan and all rights of employees under any offering hereunder shall terminate:

  (a) on the day that participating employees exercise purchase rights to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair; or

  (b) at any time, at the discretion of the Board of Directors.

No offering hereunder shall be made which shall extend an Offering Period beyond May 31, 2005. Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded.

  22. Governmental Regulations. The Corporation's obligation to sell and deliver Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

  23. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by Millipore Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any purchase right granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

  24. Approval of Stockholders. This amended Plan shall be effective on the date of approval by the stockholders of the Corporation and shall supersede and replace the previous version of the Plan.

                                                                    Exhibit "C"

                             MILLIPORE CORPORATION

               1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1. PURPOSE

  The purpose of the 1999 Stock Option Plan for Non-Employee Directors (the "Plan") is to advance the interests of Millipore Corporation (the "Company") by enhancing the ability of the Company to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through ownership of shares of the Company's common stock (the "Stock").

2. ADMINISTRATION

  The Plan shall be administered by the Governance and Public Policy Committee of the Board of Directors (the "Board") of the Company (the "Committee"). The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant options in accordance with the Plan to such directors as are eligible to receive options; (b) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Subject to
Section 8, the Committee shall also have the authority, both generally and in particular instances, to waive compliance by a director with any obligation to be performed by him or her under an option and to waive any condition or provision of an option.

  A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of its members.

  All members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

3. EFFECTIVE DATE AND TERM OF PLAN

  The Plan shall become effective on the date on which the Plan is approved by the shareholders of the Company; provided, however, that any options granted prior to approval shall be subject to the Plan as approved by the shareholders of the Company. No option shall be granted under the Plan after the completion of ten years from the effective date (the "Termination Date"), but options previously granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN

  (a) Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 250,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

  (b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

  (c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

  The Committee may also adjust the number of shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options, to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in Section 6(i), acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan.

5. ELIGIBILITY FOR OPTIONS

  Directors eligible to receive options under the Plan ("Eligible Directors") shall be any director who (i) is not an employee of the Company, and (ii) is not a holder of more than 5% of the outstanding shares of the Stock or a person who is in control of such holder.

6. TERMS AND CONDITIONS OF OPTIONS

  (a) Number of Options. Each newly elected Eligible Director shall be awarded options covering 4,000 shares of Stock on the date of his or her first election.

  Following the initial grants, each Eligible Director shall be awarded options covering 2,000 shares of Stock at the first Directors' Meeting following the Annual Meeting of Shareholders, following his or her initial grant and each anniversary thereof, provided such individual is then an Eligible Director.

  (b) Exercise Price. The exercise price of each option shall be 100% of the fair market value per share of the Stock at the time the option is granted but not less, in the case of an original issue of authorized stock, then par value per share. The "fair market value" shall be defined as the closing price for Millipore stock on the New York Stock Exchange on the composite tape on the last business day prior to the date on which the option was granted, or if no sale of the stock shall have been made on the New York Stock Exchange on that day, on the next preceding day on which there was a sale of such stock.

  (c) Duration of Options. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years from the date the option was granted.

  (d) Exercise of Options.

(1) Each option shall first become exercisable upon the completion of one year from the date of grant, at which time the option shall be exercisable to the extent of 25% of the shares covered thereby. It shall become exercisable as to an additional 25% of the shares covered thereby on subsequent anniversaries of the date of grant, so that it shall be exercisable in full after the fourth anniversary.

(2) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) the option certificate and any other documents required by the Committee and (b) payment in full for the number of shares for which the option is exercised.

(3) If an option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

  The Company may, either in the instrument evidencing the option or in a written instrument delivered at any time subsequent to the granting of the option provide for an optionee a special exercise period which will apply if an Eligible Director's services as a director terminate due to retirement at age 70 or such other age as the Board of Directors may determine from time to time, or he or she ceases to perform services as a director earlier with the consent of the Company ("Special Exercise Period"). The Special Exercise Period will begin on his or her termination and will end on the earlier of up to the fifth anniversary of his or her termination or the earlier expiration date of the option. During such period the option will be exercisable to the extent it would have been exercisable had the Eligible Director continued to perform services as a director for the Company. Any question whether or not an Eligible Director has retired or ceased to perform services as a director shall be determined by the Committee, and its determination shall be final. With respect to stock options granted on or after December 1, 1997, each optionee shall be provided the Special Exercise Period without further consent of the Company if an optionee's services as a director terminate due to retirement at age 70 or such other age as the Board of Directors may determine from time to time.

(4) If an Eligible Director dies while performing services for the Company or during a special exercise period provided under this section, his or her option may be exercised in accordance with Section 6(g) below.

  Notwithstanding the provisions of the preceding paragraph the Company shall have the right, but shall not be required to repurchase from any Eligible Director who ceases to render services as a director without the consent and approval of the Company, within six (6) months of the exercise of any options, the shares of the Company's Common Stock so purchased by such Eligible Director at their original purchase (or exercise) price.

  (e) Payment for and Delivery of Stock. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company, (ii) through the delivery of shares of Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (iii) by a combination of cash and Stock as provided in clauses (i) and (ii) above.

  An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him under the Plan.

  The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the

Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

  (f) Nontransferability of Options. No option may be transferred other than by will or by the laws of descent and distribution, and during a director's lifetime an option may be exercised only by him or her.

  (g) Death. Should an Eligible Director die while a director of the Company, or within a special exercise period provided to him or her under Section 6(d)(3), any option held by him or her at death may be exercised by his or her estate, or by the person or persons designated in his or her last will and testament, as follows: In the case of death while an Eligible Director, each option will be exercisable until the earlier of the first anniversary of his or death and the original expiration date of the option to the extent the option was exercisable by the optionee at the time of death. In the case of death during a special exercise period, each option will be exercisable during the remainder of such period to the extent it would have been exercisable had the director lived.

  (h) Other Termination of Status of Director. If a director's service with the Company terminates for any reason other than as provided in paragraphs 6(d)(3) and 6(g) above, all options held by the director shall terminate immediately.

  (i) Mergers, etc. In the event of a consolidation or merger in which the Company is not the surviving Corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding options shall thereupon terminate, provided that at least 20 days prior to the effective date of any such merger, consolidation or sale of assets, the Board shall either (i) make exercisable, immediately prior to consummation of such merger, consolidation or sale of assets, that portion of all outstanding options determined by multiplying the total number of shares covered by each option by a fraction (not greater than one) (A) the numerator of which is the number of full months elapsed after the date of grant and prior to such event, and (B) the denominator of which is the number of months between the date of grant and the date on which the option would have first become exercisable in full, and rounding the resulting number of shares to the nearest whole number, or (ii) if there is a surviving or acquiring corporation, arrange, subject to consummation of the merger, consolidation or sale of assets, to have that corporation or an affiliate of that corporation grant replacement options.

7. ASSOCIATION RIGHTS.

  Neither the adoption of the Plan nor the grant of options shall confer upon any Eligible Director the right to continued association with the Company or affect in any way the right of the Company to terminate its association with a director. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of any agreement or arrangement with an option holder even if the termination is in violation of an obligation of the Company to such person under that agreement or arrangement.

8. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

  Neither adoption of the Plan nor the grant of options to a director shall affect the Company's right to grant to such director options that are not subject to the Plan, to issue to such directors Stock as a bonus or otherwise, or to adopt other plans or arrangements under which stock may be issued to directors.

  The Committee may at any time discontinue granting options under the Plan. The Committee may at any time or times amend the Plan for the purpose of satisfying any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of options, provided that (except to the extent expressly required or permitted hereinabove), no such amendment shall, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) increase the number of options granted to Eligible Directors, (c) amend the definition of Eligible Director so as to enlarge the group of directors eligible to receive options under the Plan, (d) reduce the price at which options may be granted, (e) change or extend the times at which options may be granted, or (f) amend the provisions of this Section 8, and no such amendment shall adversely affect the rights of any director (without his or her consent) under any option previously granted.

--------------------------------- DETACH HERE ---------------------------------

                                     PROXY

                             MILLIPORE CORPORATION

                 Annual Meeting of Stockholders April 22, 1999

     The undersigned hereby constitutes and appoints C. WILLIAM ZADEL, FRANCIS
J. LUNGER and JEFFREY RUDIN, and each of them singly, proxies and attorneys of the undersigned with full power of substitution, to vote all shares of Common Stock of Millipore Corporation ("Millipore") held by the undersigned or in respect of which the undersigned would be entitled to vote or act at the Annual Meeting of Stockholders of Millipore to be held in Bedford, Massachusetts on April 22, 1999 and at any adjournments of said meeting (except as expressly limited on the reverse side) which the undersigned would possess if personally present. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

   SEE REVERSE                                                    SEE REVERSE
      SIDE                (Continued on reverse side)                SIDE

MILLIPORE                                     YOUR PROXY CARD IS ATTACHED BELOW.
                                                         YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by returning your proxy in the enclosed envelope.


--------------------------------- DETACH HERE ---------------------------------

     Please mark
[X]  votes as in
     this example.

This proxy is solicited on behalf of the Board of Directors and unless otherwise specified in the boxes provided, this proxy will be voted IN FAVOR of all nominees, FOR proposals 2, 3, and 4 and in the discretion at the named proxies as to any other matter that may come before the Meeting.

1.   Election of Directors
The undersigned GRANTS authority to elect as directors the following nominees:
Nominees:  Elaine L. Chao, Maureen A. Hendricks, Thomas O. Pyle

  FOR                                    WITHHELD
  ALL                                    FROM ALL
NOMINEES  [_]                       [_]  NOMINEES


[_]
     --------------------------------------------
     For all nominees except as noted above

                                                 FOR   AGAINST   ABSTAIN
2.   Adoption of the Millipore Corporation       [_]     [_]       [_]
     1999 Stock Incentive Plan

3.   Adoption of Amendments to the Millipore     [_]     [_]       [_]
     Corporation 1995 Employees' Stock
     Purchase Plan

4.   Adoption of the Millipore Corporation       [_]     [_]       [_]
     1999 Stock Option Plan for Non-Employee
     Directors

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [_]

Please sign exactly as your name appears hereon. Joint Owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                                   Date:
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Signature:                                   Date:
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